Exhibit 10.9
THE QUEST DIAGNOSTICS PROFIT SHARING PLAN

(Amendment and Restatement
Effective as of September 14, 2023)

TABLE OF CONTENTS
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INTRODUCTION
Effective October 1, 1973, MetPath Inc. established the Profit Sharing Plan of MetPath Inc. for the benefit of its eligible employees. That plan was subsequently amended and restated, renamed and underwent mergers with a number of other plans. Effective December 31, 1996, that plan was again amended and restated in its entirety to reflect the spinoff of Quest Diagnostics Incorporated (“Quest Diagnostics”) from Corning Incorporated and the adoption of an employee stock ownership plan, and was renamed The Profit Sharing Plan of Quest Diagnostics Incorporated (the “Plan”). In 2010, the entire value of the accounts of certain participants who were bona fide residents of Puerto Rico was transferred, as permitted by Internal Revenue Service (“IRS”) Revenue Ruling 2008-40, to the Quest Diagnostics Puerto Rico Defined Contribution Plan.
Effective as of January 1, 2016, the Plan was amended and restated to incorporate: (i) Plan amendments through the close of business on December 31, 2015 and (ii) mergers with different plans through that date including, but not limited to, the merger of The 401(k) Savings Plan of Quest Diagnostics Incorporated into the Plan effective as of the close of business on December 31, 2015. Effective as of January 1, 2021 the Plan was amended and restated to incorporate amendments 1 - 8 to the prior restatement. Effective as of August 15, 2021, this amended and restated Plan document incorporates changes as to: (i) Quest Diagnostics Clinical Laboratories, Inc. becoming the sponsor of the Plan; (ii) Quest Diagnostics Profit Sharing Plan becoming the name of the Plan; and (iii) the allocation of governance related responsibilities and authority pursuant to the Plan. The above Plan restatements, except as otherwise specified or as required by law, also included certain technical or clarifying amendments deemed necessary or appropriate to facilitate and be consistent with the administration, management or interpretation of the Plan.
It is intended that the Plan continue to be tax-qualified under Internal Revenue Code (“Code”) Sections 401(a) and 401(k) as a profit sharing plan under Code Section 401(a)(27) that includes an employee stock ownership plan under ERISA Section 407(d)(6) and Code Sections 409 and 4975(e)(7), which shall include the share distribution requirements of Code Section 409(h) and the participant pass-through voting rights required under Code Section 409(e), and a cash or deferred arrangement under Code Section 401(k). It also is intended that the Plan be an eligible individual account plan under ERISA Section 407(d)(3), and that it meet the requirements of ERISA Section 404(c) and be construed, maintained and administered as an “ERISA Section 404(c) plan” within the meaning of Department of Labor Regulation §2550.404c–1(b)(1).
Except as expressly provided herein, the benefits and rights of a participant who severs (or severed) from employment (or his beneficiary) will be determined in accordance with the terms of the Plan, or the then-applicable Merged Plan, as in effect as of the date of such severance from employment. Any provision that restricted or limited withdrawals, loans or other distributions, or otherwise required separate accounting with respect to any portion of a participant’s account and the elimination of which would adversely affect the qualification of the Plan under Code Sections 401(a) and 401(k), shall continue in effect with respect to such portion of the participant’s account, and no provision of this Plan shall be construed to eliminate or reduce any early retirement benefit or subsidy that continues after retirement or optional form of benefit applicable to a participant’s account except to the extent permitted under Regulations §§1.401(a)-4, 1.411(d)-3 and 1.411(d)- 4.

ARTICLE I

DEFINITIONS
As used herein, unless otherwise required by the context, the following words and phrases shall have the meanings indicated:
Account – With respect to a Participant, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant. Recordkeeping sub-accounts will be maintained under the Plan for Participants as determined by the Department to be necessary or desirable from time to time. “Account” shall refer to the aggregate of all separate sub-accounts or to individual, separate sub-accounts, as may be appropriate in context.
Affiliate – A corporation or unincorporated trade or business while it is: (1) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which an Employer is a member; (2) a trade or business under common control (as defined in Code Section 414(c)) of an Employer ; (3) a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; or (4) required to be aggregated with an Employer pursuant to Code Section 414(o); provided that no such corporation or unincorporated trade or business shall be considered an Affiliate at any time prior or subsequent to the time during which it meets the above definition and, provided further, that the status of being employed by an Affiliate shall pertain to an individual only during the time when his employer is an Affiliate and not to any time prior or subsequent to its Affiliate status.
Allocable Income/Loss – The income or loss allocable for the Plan Year to contributions that must be returned to a Participant or forfeited under any of the limitations of Articles III or IV. Income or loss may be determined by any reasonable method for computing income or loss if the method is used consistently for all Participants and all corrective distributions under the Plan for the Plan Year, and is the same method used by the Plan for allocating income or loss to Participants’ Accounts.
Appeals Committee – The Appeals Committee, as provided for in Section 8.3(d).
Appropriate Request – A request by a Participant in the form and manner provided by the Department or by the Plan’s recordkeeper that is appropriate for the intended purpose. If the

Department and the Plan’s recordkeeper so agree, an Appropriate Request may be executed over the telephone or Internet. To constitute an Appropriate Request, such request must be completed correctly and, if required to be in writing, duly executed and delivered to the Department or the Plan’s recordkeeper, as the case may be.
Beneficiary – Any person designated by a Participant under Section 2.3 to receive such benefits as may become payable hereunder after the death of such Participant.
Benefits Administration Committee – The Benefits Administration Committee as appointed by the Board with the authority to act as specified in the Plan, including as plan administrator specified in Section 8.3(a), and to delegate such of its responsibilities as it may determine.
Benefits Design Committee – The Benefits Design Committee as appointed by the Board with the authority to act as specified by the Board and in the Plan.
Board – The Board of Directors of the Company, or a committee of such board, authorized by, and acting on behalf of, such board.
Catch-Up Contributions – Contributions made to the Plan by Employers under Section 3.1(b) pursuant to an Eligible Employee’s election. Catch-Up Contributions also refer to any contributions under Code Section 414(v) made by a Participant who was a participant in a Merged Plan.
Code – The Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.
Committee — Individually, the Appeals Committee, the Benefits Administration Committee or the Investment Committee (and collectively the “Committees”).
Company – Quest Diagnostics Clinical Laboratories, Inc., a Delaware corporation, or any successor thereto.
Deferral Compensation – An Employee’s wages as defined in Code Section 3401(a) and all other payments of compensation to an Employee by an Employer (in the course of the

Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, excluding reimbursements or other expense allowances, service awards, RecognitionQuest awards, cash and non-cash fringe benefits (e.g., employee discounts), moving expenses, deferred compensation, SDCP sign on bonus, and welfare benefits (including but not limited to payments made under an Employer’s ERISA disability program), but including Employee Contributions to this Plan, pre-tax employee contributions to a Code Section 125 plan and pre-tax employee contributions to purchase qualified transportation fringe benefits pursuant to Code Section 132(f)(4).
For these purposes:
(a)    Amounts under Code Section 125 include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage.
(b)    An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan.
Notwithstanding the preceding paragraphs, (1) Deferral Compensation shall include amounts (e.g., bonuses, commissions or unused vacation) paid by the Employer following the Employee’s severance from employment with the Employer, but only if such amounts are paid no later than 30 days after the Employee’s severance from employment; (2) except as specifically provided in (1) above, Deferral Compensation shall not include severance pay or other form of post-termination compensation; and (3) Deferral Compensation shall not include compensation generated from any of the following: the disqualifying disposition of a statutory stock option; the disposition of shares of stock under an employee stock purchase plan if the option price was below the fair market value of the stock at the time the option was granted; the value of a nonstatutory stock option at the time of grant or exercise; the vesting of restricted stock; the payment of dividends or dividend equivalents on restricted stock; or similar elements of equity-based compensation.
Deferral Compensation in excess of $265,000 (or such other amount as may be applicable under Code Section 401(a)(17)(B)) for any Plan Year shall not be taken into account, provided that the dollar increase, if any, in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.
Department – The human resources department of Quest Diagnostics under the supervision of the Chief Human Resources Officer of Quest Diagnostics.
Eligibility Service –
(a)    As of any date, the aggregate of an Employee’s periods of eligibility service (as defined in the next sentence), including any eligibility service credited under subsection (b). For this purpose, a period of eligibility service is a period of time required to be recognized under this Plan commencing on the Employee’s Employment Commencement Date, or a subsequent Reemployment Commencement Date, and ending on a Severance from Service Date.
(b)    Eligibility service also shall include the following:
(1)    Periods of employment with an Affiliate (while such organization is an Affiliate) which would have constituted eligibility service under the Plan had the Employee been employed by an Employer;
(2)    Periods of employment with an Employer other than as an Employee, including employment as a leased employee within the meaning of Code Section 414(n), which would have constituted eligibility service under the Plan had the individual been employed as an Employee; provided that employment as a leased employee within the meaning of Code Section 414(n) shall not be taken into account if more than five (5) calendar days elapses between the last day of employment as a leased employee and the individual’s Employment Commencement Date;
(3)    With respect to a corporate transaction, (i) those periods of employment with the prior employer which constituted eligibility service under the terms of the plan sponsored by the prior employer or (ii) those periods of employment specified pursuant to the corporate transaction, in each case as applied in a uniform and nondiscriminatory manner and consistent with applicable law;
(4)    With respect to any Employee of an Employer that is a joint venture, periods of contiguous employment with the joint venture partner of such Employer (or an Affiliate that is not an Employer) prior to the establishment of the joint venture which constituted eligibility service under the plan of the joint venture partner, as applied in a uniform and nondiscriminatory manner and consistent with applicable law;
(5)    With respect to an Employee who directly transferred employment to an Employer from a joint venture that is not an Employer: (i) periods of contiguous employment with the joint venture which constituted eligibility service under the Plan had the joint venture been an Employer, and (ii) periods of contiguous employment with the joint venture partner prior to the establishment of the joint venture which constituted eligibility service under the terms of the plan sponsored by the joint venture partner, as applied in a uniform and nondiscriminatory manner and consistent with applicable law;
(6)    Periods of Qualified Military Service required under Code Section 414(u); and
(7)    Periods of employment with an entity that adopts this Plan and that is not an Affiliate, but solely with respect to periods after the date of such adoption and only while the Plan is maintained by such entity.
(c)    In no event shall Eligibility Service be credited under more than one paragraph of subsection (b).
Eligible Employee – An Employee of an Employer eligible for participation under Section 2.1. Notwithstanding the preceding, the following Employees shall not be an Eligible Employee:
(a)    an Employee who is covered by a collective bargaining agreement where such agreement provides for a different retirement plan, or where no provision is made for any retirement plan, after good faith bargaining between the Employer and Employee representatives;
(b)    an Employee who is excluded from participation hereunder by the terms of his Employer’s adoption of this Plan;
(c)    an Employee who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or

(d)    an Employee performing services only in Puerto Rico.
Employee – An individual who is carried on the payroll of an Employer or an Affiliate as a common-law employee. Notwithstanding the preceding, the following individuals shall not be considered Employees for purposes of this Plan:
(a)    an individual who is classified as an “independent contractor” or “consultant” by his Employer, regardless of such individual’s reclassification for any reason by the Internal Revenue Service, other governmental agency or any other entity; or
(b)    an individual who is classified as a leased employee of an Employer within the meaning of Code Section 414(n) (other than a leased employee of a joint venture Employer who is leased from another Employer), regardless of such individual’s reclassification for any reason by the Internal Revenue Service, other governmental agency or any other entity.
For these purposes, a “leased employee” or an “independent contractor” or “consultant” includes any individual treated by an Employer as a leased employee (without regard to the individual’s length of service or hours of service for purposes of determining such status under Code Section 414(n)) or as an independent contractor or consultant, even if the individual’s status is retroactively or prospectively changed or if the individual is deemed to be a common law employee for any other purpose.
Employee Contributions – Contributions made to the Plan on behalf of a Participant by the Employers under Section 3.1 pursuant to such Participant’s election. Employee Contributions may also similar contributions under a Merged Plan.
Employer – Collectively or individually as the context may indicate, the Company and any other entity (or successor thereto) that has adopted the Plan and has not terminated its participation in the Plan. The Employers are listed in Appendix A, as updated from time to time.
Employer Contributions – Contributions made to the Plan by the Employers pursuant to Section 3.2 or 3.3 for the purpose of providing the benefits under this Plan. Employer Contributions may also include similar contributions under a Merged Plan.
Employer Discretionary Contributions – Contributions made to the Plan by the Employers under Section 3.3. Employer Discretionary Contributions also refer to employer discretionary contributions made on behalf of a Participant who was a participant in a Merged Plan.
Employer Matching Contributions – Contributions made to the Plan by the Employers under Section 3.2. Employer Matching Contributions also refer to employer matching contributions made on behalf of a Participant who was a participant in a Merged Plan.
Employment Commencement Date – The earlier of:
(a)    the later of:
(1)    the date when an Employee first performs an Hour of Service for an Employer; or
(2)    the date when the Employer of the Employee became an Affiliate; or
(b)    an adjusted date in the case of an Employee being credited with prior service. For a corporate transaction resulting in a Merged Plan, unless the Department determines that the transaction directs otherwise, credit for prior service shall be given to all employees of the controlled group which included the sponsor of that plan who become employees of the Company or an Affiliate in connection with that transaction. For a corporate transaction not resulting in a Merged Plan or in connection with a joint venture, credit for prior service shall be given to those individuals who in connection with the transaction become employees of the Company or an Affiliate, as directed by the Department consistent with the transaction terms. In both cases, the Department will notify the Plan’s recordkeeper of the names of the individuals who will receive credit for prior service and what their adjusted Employment Commencement Dates will be.
However, in the case of a reemployed Employee (and subject to Section 2.2), his Employment Commencement Date shall be his Reemployment Commencement Date.
ERISA – The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

Highly Compensated Employee – For any Plan Year, any active or former Employee who is a “highly compensated active Employee” or a “highly compensated former Employee” as determined below:
(a)    A “highly compensated active Employee” is an Employee who:
(1)    was a 5% owner (within the meaning of Code Section 416(i)) of an Employer or an Affiliate at any time during the preceding or current Plan Year; or
(2)    received Section 415 Compensation from an Employer or an Affiliate in excess of $150,000 (as adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996) for the preceding Plan Year and was a member of the top-paid 20% of Employees ranked on the basis of Section 415 Compensation for the preceding Plan Year.
(b)    A “highly compensated former Employee” is an Employee who separated from service (or was deemed to have separated from service) prior to the current Plan Year, performs no service for an Employer or an Affiliate during the current Plan Year and was a “highly compensated active Employee” for either the separation year or for any Plan Year ending on or after his 55th birthday.
Hour of Service – An hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer or for an Affiliate.
Investment Committee – The Investment Committee, as provided for in Section 8.3(e).
Investment Option – An investment alternative under Section 7.3 available to be selected by the Participant, in accordance with Section 7.4, for investment of his Account.
Merged Plan – A plan that merged into this Plan or, if the context so requires, a plan that merged into another Merged Plan, as described in an Appendix hereto as it may be amended or supplemented from time to time.
Normal Retirement Age – Age 65, except as provided in an Appendix hereto.
Participant – An Eligible Employee who has commenced, but not terminated, participation in the Plan pursuant to the provisions of Article II, or a former Eligible Employee who has a nonzero Account balance under the Plan. Pursuant to Section 5.10, an alternate payee under a QDRO for whom an Account has been established is considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account. Similarly, a Beneficiary of a deceased Participant for whom an Account has been established, or an Eligible Employee who has not otherwise commenced participation in the Plan but has made a rollover contribution, is considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account.
Period of Severance – The period of time commencing on an Employee’s Severance from Service Date and ending on his Reemployment Commencement Date.
Plan – The Quest Diagnostics Profit Sharing Plan, contained herein or as hereafter amended.
Plan Year – January 1 – December 31.
QDRO – A judgment, decree or order that:
(a)    relates to the provision of child support, alimony or marital property rights to a spouse, former spouse, child or other dependent of a Participant (an “alternate payee”);
(b)    creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the Participant’s benefits;
(c)    is made pursuant to a state domestic relations law (including community property law); and
(d)    otherwise meets the requirements of Code Section 414(p).
QJSA Portion – That portion of a Participant’s Account, as described in Appendix F, that is subject to mandatory joint and survivor annuity distributions and related requirements of applicable law.
Qualified Military Service – Qualified military service as defined in Code Section 414(u)(5) and Chapter 43 of Title 38 of the United States Code.
Quest Diagnostics – Quest Diagnostics Incorporated, a Delaware corporation, or any successor thereto.

Quest Diagnostics Common Stock – Any class of Quest Diagnostics’ common stock or any class of Quest Diagnostics’ noncallable preferred stock that is convertible into common stock, that is readily tradable on an established securities market (such terms as defined under Code Section 409(l)), that meet the requirements of ERISA Section 407(d)(5) and held under the Quest Diagnostics Incorporated Stock Fund, including securities that met these requirements when first held under the Quest Diagnostics Incorporated Stock Fund.
Quest Diagnostics Incorporated Stock Fund – The Investment Option described in Section 7.3(b). The Plan is an eligible individual account plan under ERISA Section 407(d)(3), and the portion of a Participant’s Account under the Plan that is invested in the Quest Diagnostics Incorporated Stock Fund is intended to qualify as a stock bonus plan under Code Section 401(a) and an employee stock ownership plan under ERISA Section 407(d)(6) and Code Sections 409 and 4975(e)(7) including the share distribution requirements of Code Section 409(h) and the participant pass-through voting requirements of Code Section 409(e).
Reemployment Commencement Date – The first date when an Employee again performs an Hour of Service for an Employer following a Period of Severance.
Regular Contributions – Regular Pre-Tax Contributions and Regular Roth Contributions.
Regular Pre-Tax Contributions – Contributions made to the Plan by Employers under Section 3.1(a) pursuant to an election made by Eligible Employees. Regular Pre-Tax Contributions also refer to pre-tax contributions under Code Section 401(k), but not Code Section 414(v), made by a Participant who was a participant in a Merged Plan permitting Code Section 401(k) contributions.
Regular Roth Contributions – Contributions made to the Plan by Employers under Section 3.1(a) pursuant to an election made by Eligible Employees that are Roth contributions under Code Section 402A. Regular Roth Contributions also refer to Roth contributions under Code Section 402A, but not Code Section 414(v), made by a Participant who was a participant in a Merged Plan permitting Roth contributions.
Regulation – Any regulation, ruling or other interpretation, validly promulgated by the U.S. Department of Treasury, U.S. Department of Labor, or other federal agency as the case may be, and in effect at the time in question. Reference to a Regulation or section thereof includes that Regulation or section and any comparable Regulation or section that amends, supplements or supersedes that Regulation or section.
Section 415 Compensation – Compensation within the meaning of Code Section 415(c)(3), including “post-severance compensation.” “Post-severance compensation” means the following amount(s) that would have been Section 415 Compensation if the amount(s) were paid prior to the Employee’s severance from employment (as defined in Regulation §1.415(a)-1(f)(5)) with the Employer, and that are paid to him by the later of 2½ months after his severance from employment with the Employer or the end of the Limitation Year that includes his Severance from Service Date with the Employer, if the amount is:
(a)    regular compensation for services during his regular working hours or compensation for services outside his regular working hours (e.g., overtime or shift differential), commissions, bonuses or other similar payments and the payment would have been made to him prior to a severance from employment if he had continued in employment with the Employer;
(b)    for unused accrued bona fide sick, vacation or other leave, but only if he would have been able to use the leave if his employment had continued;
(c)    received by him pursuant to a nonqualified unfunded deferred compensation plan, provided the payment would have been made to him at the same time if he had continued in employment with the Employer and only to the extent that the payment is includible in his gross income; or
(d)    made by the Employer to a former Employee who does not currently perform services for the Employer by reason of Qualified Military Service to the extent those payments do not exceed the amounts he would have received if he had continued to perform services for the Employer rather than entering Qualified Military Service.
Severance from Service Date –
(a)    Except as provided in subsection (b), the earlier of (1) or (2):
(1)    The date on which the Employee quits, retires, is discharged or dies, provided that he does not earn an Hour of Service for an Employer or an Affiliate within 12 months after such date; or

(2)    The first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with an Employer or an Affiliate for any reason (such as vacation, holiday, sickness, disability or leave of absence) other than quit, retirement, discharge or death; provided that if he is absent from service by reason of (A) a leave of absence granted by his Employer or an Affiliate (including, but not limited to, leave pursuant to the Family and Medical Leave Act of 1993 or certain circumstances related to the Qualified Military Service of a family member) and he returns to active employment with the Employer or an Affiliate at the end of such leave of absence, or (B) Qualified Military Service and he returns to active service within the period that his re- employment rights are protected by federal law, then he shall not be deemed to have had a Severance from Service Date by reason of such absence.
(b)    (1)    With respect to an Employee who is absent from work beyond the first anniversary of the first day of absence by reason of a “parenthood purpose” described in paragraph (2), his Severance from Service Date shall be the second anniversary of the first day of such absence.
(2)    The following are deemed “parenthood purposes”:
(A)    the pregnancy of the Employee;
(B)    the birth of a child of the Employee;
(C)    the placement of a child with the Employee in connection with the Employee’s adoption of such child; or
(D)    caring for such child for a period beginning immediately following such birth or placement.
(3)    The period between the first and second anniversaries of the first day of absence from work by reason of a “parenthood purpose” is neither a period credited as a Year of Vesting Service nor a Period of Severance.
(4)    The Benefits Administration Committee may request that the Employee furnish information to establish that the absence is for a “parenthood purpose” and the number of days for which there was such an absence. If the Employee does not submit such information in a timely manner, this subsection (b) shall not apply to him.

Total and Permanent Disability – A Participant shall be considered totally and permanently disabled when he has incurred a physical or mental condition which prevents him from performing his duties for an Employer or an Affiliate and which is expected to result in death or to be of long and continued duration and for which he is entitled to receive disability benefits payments under the federal Social Security Act or his Employer’s long-term disability plan (if any). The determination under the federal Social Security Act or his Employer’s long-term disability plan (if any) is conclusive for purposes of this Plan.
Trust Agreement – The agreement with the Trustee pursuant to Article VII.
Trust Fund – All funds received by the Trustee together with all income, profits and increments thereon, and less any expenses or payments made therefrom.
Trustee – Such individuals or financial institutions, or a combination of them as designated in the applicable Trust Agreement, to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and including any successor trustee to the Trustee initially designated thereunder.
Valuation Date – Each business day.
Vested Quest Diagnostics Common Stock Dividend Sub-Account – Under Section 6.5(a), the portion of a Participant’s Account comprised of cash dividends received under the Quest Diagnostics Incorporated Stock Fund associated with the portion of the Participant’s Account, other than the Money Purchase Pension Plan sub-account or other part of the QJSA Portion, that is not fully vested.
Years of Vesting Service –
(a)    The aggregate of an Employee’s periods of vesting service (as defined in the next sentence), including any vesting service credited under subsection (b) and excluding any vesting service disregarded under subsection (c). For purposes of this subsection (a), a period of vesting service is each period of time required to be recognized under this Plan commencing on the Employee’s Employment Commencement Date, or any subsequent Reemployment Commencement Date, and ending on a Severance from Service Date.

(b)    Vesting service also shall include the following:
(1)    Periods of service with an Affiliate (while such organization is an Affiliate) which would have constituted vesting service under the Plan had the Participant been employed by an Employer;
(2)    Periods of service with an Employer as a leased employee within the meaning of Code Section 414(n) (but without regard to the requirements of Section 414(n)(2)(B)) which would have constituted vesting service under the Plan had the Participant been employed as an Employee; provided that such service shall not be taken into account if more than five (5) calendar days elapses between the individual’s last day of service as such a leased employee and his Employment Commencement Date;
(3)    With respect to a corporate transaction, (i) those periods of employment with the prior employer which constituted vesting service under the terms of the plan sponsored by the prior employer, or (ii) those periods of employment specified pursuant to the corporate transaction, in each case as applied in a uniform and nondiscriminatory manner and consistent with applicable law;
(4)    With respect to any Employee of an Employer that is a joint venture, periods of contiguous employment with the joint venture partner of such Employer (or an Affiliate that is not an Employer) prior to the establishment of the joint venture which constituted vesting service under the plan of the joint venture partner, as applied in a uniform and nondiscriminatory manner and consistent with applicable law;
(5)    With respect to an Employee who directly transferred employment to an Employer from a joint venture that is not an Employer: (i) periods of contiguous employment with the joint venture which constituted vesting service under the Plan had the joint venture been an Employer, and (ii) periods of contiguous employment with the joint venture partner prior to the establishment of the joint venture which constituted vesting service under the terms of the plan sponsored by the joint venture partner, as applied in a uniform and nondiscriminatory manner and consistent with applicable law;
(6)    Periods of Qualified Military Service required under Code Section 414(u); and

(7)    Periods of employment with an entity that adopts this Plan and that is not an Affiliate, but solely with respect to periods after the date of such adoption and only while the Plan is maintained by such entity.
(c)    In no event shall Years of Vesting Service be credited under more than one paragraph of subsection (b).

ARTICLE II

ELIGIBILITY AND PARTICIPATION
2.1.    Eligibility
An Eligible Employee may make Employee Contributions as soon as administratively feasible after he becomes an Eligible Employee. An Eligible Employee shall become eligible to receive: (a) Employer Matching Contributions as soon as administratively feasible after he completes 12 months of Eligibility Service; and (b) Employer Discretionary Contributions (if any) as soon as administratively feasible after he completes 12 months of Eligibility Service or, if earlier, after he meets the eligibility requirements specified pursuant to Section 3.3(b).
2.2.    Participation
(a)    Each Eligible Employee who has met the requirements of Section 2.1 may, by making an Appropriate Request, enter into a salary reduction agreement in accordance with Section 3.1(a) and, if applicable Section 3.1(b).
(b)    An Eligible Employee who becomes a Participant shall remain a Participant so long as he remains an Employee or is a former Employee who maintains an amount credited to his Account. However, if he remains an Employee but not an Eligible Employee, he shall not be eligible to make Employee Contributions or to receive any Employer Contributions. If he severs from employment with no amount credited to his Account, he shall cease being a Participant as of his Severance from Service Date.
(c)    If an Employee who was a Participant severs from employment and is reemployed as an Eligible Employee, he shall be eligible to make Employee Contributions as soon as administratively feasible following his Reemployment Commencement Date. He also will be credited, for purposes of his eligibility to receive any Employer Contributions, with his Eligibility Service earned prior to his Severance from Service Date.
(d)    If an Employee who was not a Participant severs from employment and is reemployed as an Eligible Employee, he shall become a Participant as soon as administratively feasible after his Reemployment Commencement Date. He then shall be eligible to make Employee Contributions as soon as administratively feasible after the date he becomes a Participant and shall be eligible to receive any Employer Contributions as soon as administratively feasible after the date he completes 12 months of Eligibility Service, considering Eligibility Service both before and after his Reemployment Commencement Date.
2.3.    Beneficiary Designation
(a)    Upon commencing participation, each Participant shall designate a Beneficiary in such manner as the Department may determine from time to time. In the absence of a Participant’s valid designation of Beneficiary, he is deemed to have designated his spouse as his Beneficiary but if he is unmarried upon his death or if all persons he designated as a Beneficiary do not survive him, he is deemed to have designated the following as his Beneficiary: (1) the beneficiary designated under the group-term life insurance plan sponsored by a member of the Quest Diagnostics controlled group in which he then participates; (2) the beneficiary designated under the group-term life insurance plan sponsored by his Employer, who is not a member of the Quest Diagnostics controlled group, in which he then participates; or (3) his estate, if no beneficiary has effectively been designated under an employer group-term life insurance plan described in (1) or (2) above.
(b)    The Beneficiary of a married Participant shall be his spouse unless: (1) he obtains spousal consent (as described below) to his designation of another person as his primary Beneficiary; or (2) he establishes to the satisfaction of the Department that spousal consent cannot be obtained because there is no spouse, the spouse cannot be located or such other circumstances exist as prescribed in applicable Regulations. Spousal consent shall: (i) be made on a form approved by the Department, (ii) be irrevocable by the spouse, (iii) acknowledge the designation and the effect of such designation and (iv) be witnessed by a representative of the Department or a notary public. As an alternative to clause (iii) above, the spouse may execute an irrevocable general consent that does not identify the designated Beneficiary and that allows the Participant to make future changes in his Beneficiary designation without further spousal consent. Any such general consent shall satisfy Regulation §1.401(a)-20, Q&A-31(c).
(c)    If a Participant who was unmarried when he filed (or was deemed to have filed) a Beneficiary designation later marries, or if a Participant who was married when he filed (or was deemed to have filed) a Beneficiary designation later becomes married to a different spouse, his prior designation (or deemed designation) of a Beneficiary other than the spouse to whom he is married on the date of his death shall be null and void unless consented to by such spouse in the manner provided in subsection (b).
(d)    After the death of a Participant and before distribution of his Account balance has been completed, his Beneficiary for whom an Account has been established is considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account.
(e)    The right of any spouse or Beneficiary hereunder is subject to the provisions of any QDRO issued with respect to the Participant’s Account under the Plan.

ARTICLE III

CONTRIBUTIONS
3.1.    Employee Contributions
(a)    Regular Contributions
(1)    An Eligible Employee may elect for his Employer to reduce the Eligible Employee’s Deferral Compensation during each pay period by a designated percentage and contribute the amount so determined to the Plan on behalf of the Eligible Employee as “Regular Pre-Tax Contributions” and/or “Regular Roth Contributions”. The Department may disregard or modify an Eligible Employee’s Regular Pre-Tax Contributions and/or Regular Roth Contributions election to the extent necessary to ensure that (A) the excess deferral rules of subsection (c) are met; and (B) the limitations set forth in Sections 3.5 and 4.7 are not exceeded. An Eligible Employee’s election to make Regular Pre-Tax Contributions or Regular Roth Contributions must be in whole percentages of at least 1% and not exceeding 35% of Deferral Compensation for the applicable payroll period. For the avoidance of doubt, an Eligible Employee’s total elections to make Regular Contributions may not exceed 35% of Deferral Compensation for the applicable payroll period.
(2)    Such an election of an Eligible Employee who becomes eligible to make Regular Pre-Tax Contributions and/or Regular Roth Contributions is effective as soon as administratively feasible following the date on which his Appropriate Request is made.
(3)    A Participant’s Regular Contributions shall be invested among the various Investment Options in accordance with his Investment Option election as in effect under Section 7.4.
(4)    A Participant who has a Regular Pre-Tax Contributions and/or Regular Roth Contributions election may change such election, including prospectively suspending such election, by making an Appropriate Request. Such new election shall become effective as soon as administratively feasible following the date on which his Appropriate Request is made.

(b)    Catch-Up Contributions
(1)    An Eligible Employee who will have attained the applicable age under Code Section 414(v) by the end of the Plan Year may elect to make Catch-Up Pre-Tax Contributions and/or Roth Catch-Up Contributions as “Catch-Up Pre-Tax Contributions” and/or “Catch-Up Roth Contributions”. An Eligible Employee’s election to make Catch-Up Contributions must be in a whole percentage of at least 1% and, when added to the Regular Contributions percentages, may not exceed 70% of Deferral Compensation for the applicable payroll period. Catch-Up Contributions shall be made in accordance with, and subject to the limitations of, Code Section 414(v). Catch-Up Contributions shall not be taken into account for purposes of the Code Section 402(g) limitation set forth in Section 3.1(c)(1) (except as modified by Code Sections 414(v)) or the Code Section 415 limitation set forth in Section 4.7. The Plan shall not fail to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(12), 410(b) or 416, as applicable, by reason of Catch-Up Contributions.
(2)    The election of a Participant who becomes eligible to make Catch-Up Contributions is effective as soon as administratively feasible following the date on which his Appropriate Request is made.
(3)    A Participant’s Catch-Up Contributions shall be invested in accordance with the Investment Option election applicable to the investment of his Regular Contributions.
(4)    A Participant who has made a Catch-Up Contributions election may change such election, including prospectively suspending such election, by making an Appropriate Request. Such new election shall become effective as soon as administratively feasible following the date on which his Appropriate Request is made.
(5)    If, by the end of the Plan Year, the amount of a Participant’s Regular Contributions do not exceed either (A) the Code Section 402(g) limitation for such Plan Year, (B) the 35% limitation set forth in Section 3.1(a)(1) or (C) the maximum Code Section 415(c) limitation for such Plan Year, then any such Catch-Up Contributions shall be recharacterized to Regular Contributions until his Regular Contributions reach such limitations.

(6)    In order to make a Catch-Up Contribution, a Participant must make a Regular Contribution of at least 5% of Deferral Compensation throughout the portion of the Plan Year during which he is an Eligible Employee.
(c)    Excess Regular Contributions
(1)    No Participant may have Regular Contributions made on his behalf under this Plan in any calendar year which in the aggregate exceed the dollar limitation contained in Code Section 402(g) in effect for such calendar year. For purposes of the preceding sentence, Regular Contributions are deemed made as of the pay date for which the salary is deferred, regardless of when the contributions are actually transmitted to the Trust Fund.
(2)    (A) If in any calendar year the aggregate of the Regular Contributions made on a Participant’s behalf under this Plan, plus his other elective contributions (whether pre-tax or Roth contributions) under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by any sponsor, under any simplified employee pension (as defined in Code Section 408(k)), or used to have an annuity contract purchased on his behalf under Code Section 403(b), exceed the limitation of paragraph (1), then no later than the March 1st following such calendar year he may notify the Department: (i) that he has exceeded the limitation and (ii) of the amount of (A) his Regular Contributions under this Plan which he wants distributed to him (as adjusted for Allocable Income/Loss) or (B) his Regular Contributions under this Plan which (if he is so eligible) he wants recharacterized as Catch-Up Contributions (as adjusted for Allocable Income/Loss), notwithstanding his salary reduction agreement, so that he will not exceed the limitation. The Department may require him to provide reasonable proof that he has exceeded the limitation of paragraph (1).
If in any calendar year the aggregate of the Regular Contributions made on a Participant’s behalf under the Plan, plus his other elective deferrals (whether pre-tax or Roth) under any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer or an Affiliate, under a simplified employee pension (as defined in Code Section 408(k)) sponsored by the Employer or an Affiliate, or used to have the Employer or an Affiliate purchase an annuity contract on his behalf under Code

Section 403(b), exceed the limitation of paragraph (1), then he is deemed to have notified the Department that notwithstanding his salary reduction agreement: (i) he has exceeded the limitation and (ii) he wants distributed to him or (if he is so eligible) recharacterized as Catch-Up Contributions (to the extent permitted under Code Section 414(v)) the amount of such excess deferrals (as adjusted for Allocable Income/Loss) so that he will not exceed the limitation.
No later than the next April 15, the Department may (but shall not be obligated to) make the distribution requested, or deemed to have been requested, by him under this subparagraph (A). Such distribution may be made notwithstanding any other provision of law or this Plan. Except as otherwise provided by applicable Regulations, such distribution shall not reduce the amount of Regular Contributions considered as Annual Additions under Section 3.2. Any amounts not distributed under this subparagraph (A) shall continue to be held in accordance with the terms of the Plan.
(B)    After a distribution of excess Regular Contributions (if any) under subparagraph (A), Employer Matching Contributions (if any) made with respect to such distributed Regular Contributions shall be withdrawn (with Allocable Income/Loss thereon) from such Participant’s Account and applied to reduce future Employer Matching Contributions. After a recharacterization of excess Regular Contributions (if any) under subparagraph (A), Employer Matching Contributions (if any) made with respect to such recharacterized Regular Contributions shall, to the extent such Employer Matching Contributions would not have been made had such amount Regular Contributions originally been considered Catch-Up Contributions, be withdrawn (with Allocable Income/Loss thereon) from such Participant’s Employer Account and applied to reduce future Employer Contributions.
(3)    Catch-Up Contributions exceeding the limitations of Code Section 414(v) shall be returned to the Participant under rules similar to those described in subparagraphs (1) and (2) above. Employer Matching Contributions made with respect to excess Catch-Up Contributions shall be treated as provided in subparagraph (2)(B) above.

3.2.    Employer Matching Contributions
(a)    The Employer shall make Employer Matching Contributions to the Trust Fund equal to 100% of the Regular Contributions made by each Eligible Employee with respect to each payroll period, but taking into account only those Regular Contributions made by him with respect to such payroll period which are made at a rate that does not exceed 5% of his Deferral Compensation (but only up to the Code Section 401(a)(17)(B) limit). Employer Matching Contributions may be made, at the discretion of the Benefits Design Committee, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.
(b)    Employer Matching Contributions made on behalf of a Participant shall be invested in accordance with the Investment Option election applicable to his Regular Contributions.
(c)    If the Code Section 402(g) limit is less than 5% of the Code Section 401(a)(17) limit when a Non-highly Compensated Employee makes Regular Contributions equal to the Code Section 402(g) limit and also makes Catch-Up Contributions, then the Non-highly Compensated Employee will receive Employer Matching Contributions on his Catch-Up Contributions. Notwithstanding, the non-Highly Compensated Employee will only receive Employer Matching Contributions on his Catch-Up Contributions to the extent necessary to meet the matching contributions formula of this Section 3.2. Otherwise, the Employer shall not make Employer Matching Contributions with respect to Catch-Up Contributions, except as applicable to Catch-Up Contributions that have been recharacterized as Regular Contributions pursuant to Section 3.1(b)(6).
(d)    Employer Matching Contributions shall be remitted to the Trustee in accordance with Regulation §1.401(k)-3(c)(5)(ii), except that any Employer Matching Contributions with respect to recharacterized Regular Contributions under Section 3.1(b)(6) shall be made as soon as administratively feasible following the end of the Plan Year for which the Regular Contributions were originally designated as Catch-Up Contributions. Employer Matching Contributions made on behalf of a Participant shall be credited to his Account.

3.3.    Employer Discretionary Contributions
(a)    An Employer may elect for any Plan Year to make an Employer Discretionary Contribution in an amount as determined by the Employer in its sole discretion which shall be allocated in accordance with Section 4.6. Employer Discretionary Contributions may be made, at the discretion of Benefits Design Committee solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.
(b)    With the written approval of the Benefits Design Committee, the Employer may elect to make an Employer Discretionary Contribution consisting of a single payment or payments over a specified time period, in cash, subject to compliance with the Code. The requirements, if any, applicable to such an Employer Discretionary Contribution shall be specified in the written approval by the Benefits Design Committee and may include provisions related to: (1) eligibility; (2) allocation; (3) vesting; and (4) treatment of forfeitures.
(c)    In cash Employer Discretionary Contributions shall be invested in the same manner as Regular Contributions. If Employer Discretionary Contributions are made, they shall be credited to such a sub-account as determined by the Department.
3.4.    Rollover Contributions
(a)    An Eligible Employee (regardless of whether he has satisfied the initial eligibility requirements of Section 2.1) may, by making an Appropriate Request, request to make a rollover contribution to the Plan from the type of plans described in subsection (b) below.
(b)    (1)    The Plan will accept a direct rollover of an eligible rollover distribution, as defined in Code Section 402(f)(2)(A), from:
(A)    a qualified plan described in Code Sections 401(a) or 403(a), excluding after-tax employee;
(B)    an annuity contract described in Code Section 403(b), excluding after-tax employee; or
(C)    an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, but excluding after-tax employee.

(2)    The Plan will accept an Eligible Employee’s contribution of an eligible rollover distribution, as defined in Code Section 402(f)(2)(A), from:
(A)    a qualified plan described in Code Sections 401(a) or 403(a), excluding after-tax employee contributions;
(B)    an annuity contract described in Code Section 403(b), excluding after-tax employee contributions;
(C)    an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, but excluding after-tax employee contributions.
(3)    The Plan will accept an Eligible Employee’s rollover contribution of a portion of a distribution from an individual retirement account or annuity described in Code Sections 408(a) or 408(b), but not from an inherited IRA or a SIMPLE IRA maintained for less than two (2) years.
(c)    The Department may require the Eligible Employee requesting to make a rollover contribution to provide whatever documentation and/or certifications the Department deems necessary to reasonably conclude that the rollover contribution satisfies the applicable requirements.
(d)    Rollover contributions generally must be in cash; in-kind rollover contributions (but excluding stock of a prior employer) are permitted only in connection with a corporate transaction (as determined by the Department) involving an Employer and then only if the Department and the Trustee determine that management of such contribution is administratively feasible. A rollover contribution shall be credited to the Participant’s Account and shall be 100% vested at all times. If an Eligible Employee who has not otherwise commenced participation in the Plan makes a rollover contribution, he shall be considered a Participant with respect to his rollover sub-account. A rollover sub-account of a Participant shall be invested in accordance with Section 7.4.
(e)    If the Department, after reasonably concluding that a rollover contribution made by an Eligible Employee met the conditions set forth in subsection (b), later determines that the contribution did not meet those conditions, it shall direct the Trustee to distribute to him the amount of such rollover contribution, as adjusted by the investment experience, expenses (if any), distributions (if any) and withdrawals (if any) attributable to such amount, within a reasonable time after such determination.
3.5.    Maximum Deductible Contribution
In no event shall the Employer be obligated to make an Employer Contribution for a Plan Year in excess of the maximum amount deductible by it under Code Section 404.
3.6.    Actual Deferral Percentage Test Safe Harbor
The Plan is intended to satisfy Code Section 401(k)(3)(A)(ii) (the “ADP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as a Participant’s rate of Employee Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Contributions is at least equal to the aggregate amount of Employer Matching Contributions that would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Contributions of a Highly Compensated Employee at any rate of Employee Contributions is not greater than that with respect to an Eligible Employee who is not a Highly Compensated Employee; and (2) the Department provides each Eligible Employee, within a reasonable period before the Plan Year begins (or, if applicable, a reasonable period before becoming an Eligible Employee), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee.
Notwithstanding that the Plan is intended to be a “safe harbor” 401(k) plan with respect to Employee Contributions, with respect to Eligible Employees during such period as they are able to make Employee Contributions but are not eligible to receive Employer Matching Contributions, the Plan shall satisfy the ADP Test with respect to such Participants, using the current year testing method.
3.7.    Payment of Employer Contributions to Trustee
Unless an earlier time for contribution is specified in Sections 3.1 or 3.2, the Employer shall pay to the Trustee its Employer Contributions for each Plan Year within the time prescribed by law, including extensions of time for the filing of its federal income tax return for its taxable year during which such Plan Year ended.
3.8.    No Traditional After-Tax Contributions
Participants are not permitted to make traditional after-tax contributions to the Plan.
3.9.    Average Contribution Percentage Test Safe Harbor
The Plan is intended to satisfy Code Section 401(m)(2) (the “ACP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as a Participant’s rate of Employee Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Contributions is at least equal to the aggregate amount of Employer Matching Contributions which would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Contributions of a Highly Compensated Employee at any rate of Employee Contributions is not greater than that with respect to an Employee who is not a Highly Compensated Employee; (2) the Department provides each Eligible Employee, within a reasonable period before the Plan Year begins (or, if applicable, a reasonable period before becoming eligible for Employer Matching Contributions), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee; and (3) Employer Matching Contributions on behalf of a Participant are not made with respect to his Employee Contributions in excess of 6% of his Deferral Compensation.
3.10.    USERRA
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with the provisions of USERRA and Code Section 414(u). An Eligible Employee who is absent from employment solely by reason of Qualified Military Service shall be subject to the following special rules and have the privileges described below:
(a)    Solely for the purposes of determining all limitations applicable under the Plan and the Code, all “make-up contributions” by the Participant or the Employer pursuant to this

Section is deemed to be made in the Plan Year in which originally missed. For the purposes of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount he would have earned during his period of Qualified Military Service in the Plan Year (or the fraction thereof) had he been employed through the entirety of such period as an Eligible Employee at his regular rate of wages or salary in effect (including any contractual holiday, vacation or sick pay, contractual bonuses and other contractual direct remuneration) immediately prior to the commencement of such Qualified Military Service.
(b)    A Participant who resumes employment with an Employer or an Affiliate following Qualified Military Service within the time during which his reemployment rights are protected by the provisions of USERRA shall be entitled to make up missed Employee Contributions which he could have made but for such Qualified Military Service at any time during the period commencing with his resumption of employment with the Employer or Affiliate (whether or not then an Eligible Employee) and ending on the earliest to occur of: (1) the date that occurs five (5) years from the date on which such Qualified Military Service absence commenced; (2) the date on which his employment terminates after having been resumed following Qualified Military Service; or (3) the date that occurs after a passage of time commencing on his resumption of employment following Qualified Military Service which is equal to three (3) times the duration of such absence for Qualified Military Service. Any such “make-up” Employee Contributions shall be made by payroll withholding unless otherwise permitted by applicable Regulations.
(c)    To the extent that the Employer is required to make contributions to the Plan for a Participant in order to comply with the provisions of USERRA and Code Section 414(u), such contributions shall be made when he presents himself to resume services as an Employee of an Employer or an Affiliate within the time his reemployment rights are protected by federal law.
(d)    To the extent a Participant makes “make-up” Employee Contributions described in paragraph (c), the Employer shall contribute for allocation to his Employer Matching Contributions Account an amount equal to the Employer Matching Contributions that would have been made for his benefit if his make-up Employee Contributions had been made at the time his imputed Compensation would have been earned (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto).

(e)    If a Participant dies while in Qualified Military Service, his Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then on the following day severed from employment on account of death.
(f)    If a Participant in Qualified Military Service elects to receive a distribution from the Plan on account of his severance from employment pursuant to Section 5.5(a), he shall not be permitted to make Employee Contributions during, or to “make-up” Employee Contributions with respect to, the six-month period beginning on the date of the distribution.
(g)    A Participant in Qualified Military Service receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Eligible Employee of the Employer making the payment if he would be so considered had he not entered Qualified Military Service, and the differential wage payment shall be treated as Section 415 Compensation and as Deferral Compensation.
3.11.    Corrective Contributions
(a)    If it becomes necessary to correct a failure to follow the provisions of the Plan, to correct mistakes made in amounts distributed from or credited to Accounts, to restore the portion of an Account that was forfeited pursuant to any provision of the Plan or if an Employee should have been included as a Participant but is mistakenly excluded for any reason, correction or restoration shall first be made out of Employer Contributions and forfeitures and then out of Trust Fund earnings for the Plan Year in question, but only to the extent that such amounts have not already been allocated under the provisions of the Plan. Any additional amounts needed may be provided by a special contribution to the Plan which the Employer, in its sole discretion (but considering the rules on deductibility under Code Section 162 and, if applicable, subject to limitations on deductible contributions and maximum Annual Additions (as defined in Section 4.7(a)(1))), may elect to make. Any such correction of mistake or special contribution shall be corrected, allocated or credited in the manner specified by the Department.
(b)    The provisions of this subsection (b) shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this subsection applies was an Eligible Employee or would have become an Eligible Employee, after such back pay award or agreement has been effected, and if he had not previously elected to make Employee Contributions pursuant to Section 3.1 but within 30 days of the date he receives notice of the provisions of this Section he makes an election to make Employee Contributions in accordance with Section 3.1 (retroactive to any date as of which he was or has become eligible to do so), then he may elect that any Employee Contributions not previously made on his behalf but which, after application of the foregoing provisions of this subsection, would have been made under the provisions of Article III shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Matching or Discretionary Contributions under the provisions of Articles III or XI for any prior Plan Year, after such back pay award or agreement has been effected his Employer shall make Employer Matching and Discretionary Contributions equal to the amount of the Employer Matching and Discretionary Contributions (respectively) which would have been allocated to him under the provisions of Articles III or XI as in effect during each such Plan Year after giving effect to any Employee Contributions made previously or made pursuant to the preceding sentence. The amounts of such additional contributions shall be credited to his Account. Any additional contributions made pursuant to this subsection shall be made in accordance with, and subject to the limitations of, the applicable provisions of the Plan.
3.12.    In-Plan Roth Conversions
(a)    In accordance with Code Section 402A(c)(4) and applicable IRS guidance thereunder, a Participant who is eligible to make Roth Contributions, and a Surviving Spouse Beneficiary or Alternate Payee who is a current or former Spouse of such Participant, may irrevocably elect to have the Plan transfer any amount in an “Eligible Sub-Account” to an In-Plan Roth Conversions sub-account maintained for the benefit of the Participant, Surviving Spouse Beneficiary or Alternate Payee who is a current or former Spouse. Any election pursuant to this Section shall be made pursuant to processes and procedures established by the Department in its sole discretion. For purposes of this Section, “Eligible Sub-Account” shall mean any Catch-Up Pre-Tax Contributions sub-account, any Regular Pre-Tax Contributions sub-account, any Rollover sub-account, any employee traditional after-tax contributions sub-account, and/or any vested Employer Contributions sub-account. In no event shall Eligible Sub-Account include any outstanding loan balances.

(b)    The amounts transferred under this Section are included in the individual’s taxable income in the year of the transfer in accordance with Code Section 402A(c)(4)(A). Unless specifically stated otherwise, any amounts transferred under paragraph (a) shall be treated as Roth Contributions for all purposes under the Plan. Any Roth Conversions sub-account shall have the same withdrawal and distribution rights as the Eligible Sub-Account(s) transferred into that Roth Conversions sub-account.

ARTICLE IV

ALLOCATIONS TO ACCOUNTS
4.1.    Accounts
(a)    The Department shall establish and maintain a recordkeeping Account in the name of each Participant, including the recordkeeping sub-accounts to which contributions are credited as well as earnings or losses thereon and shall debit expenses (if any), distributions (if any) and withdrawals (if any) attributable to such sub-account.
(b)    The maintenance of separate Accounts or sub-accounts shall not require a segregation of the Trust assets and no Participant shall acquire any right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan or by reason of the maintenance of Accounts or sub-accounts.
4.2.    Valuation of Accounts
A Participant’s Account (or applicable sub-account thereof) shall be valued at fair market value as of each business day of the Plan Year (a “Valuation Date”). As of each such Valuation Date, the earnings or losses of the Trust Fund shall be allocated to each affected Participant’s Account (or applicable sub-account thereof) pursuant to a consistent non-discriminatory method.
4.3.    Notification of Account Balance
As of the last day of each calendar quarter, and at such other times as the Department may direct, the Plan’s recordkeeper shall make available to each Participant information regarding the amounts credited to his Account and applicable sub-accounts for the period just completed and the balance of his Account and applicable sub-accounts, including any distributions, loans and withdrawals or expenses charged to his Account and applicable sub-accounts since the effective date of the last such statement.
4.4.    Allocation of Employee Contributions
An Eligible Employee’s Employee Contributions shall be allocated to the applicable sub-account(s) designated by the Department and invested among the Investment Options then available in accordance with Section 7.4.

4.5.    Allocation of Employer Matching Contributions
The Employer Matching Contributions made on behalf of an Eligible Employee shall be allocated to the applicable sub-account(s) designated by the Department and shall be invested among the Investment Options then available in accordance with Section 7.4.
4.6.    Allocation of Employer Discretionary Contributions
Any Employer Discretionary Contributions under Section 3.3(a), or forfeitures allocated under Section 5.5(e), shall be allocated among those Participants who are active Eligible Employees as of the last day of such Plan Year and who have met the eligibility requirements of Section 2.1 to receive such Employer Discretionary Contributions. Such allocation as declared by the applicable Employer shall be either per capita or pro rata based on their respective Deferral Compensation (as limited by Code Section 401(a)(17)(B)) for the Plan Year. Employer Discretionary Contributions under Section 11.2 or Section 3.11, shall be allocated as provided in those sections. Any Employer Discretionary Contribution may be made, at the discretion of Benefits Design Committee, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.
4.7.    Maximum Additions
(a)    For purposes of this Section, the following terms have the following meanings:
(1)    “Annual Additions” means for any Limitation Year (as defined below):
(A)    The sum of the following amounts credited to a Participant’s account in all qualified defined contribution plans (including an annuity contract described in Code Section 403(b)) maintained by the Employer or an Affiliate (or a predecessor employer as defined in Regulation §1.415(f)-1(c)):
(i)    Employer contributions, even if such Employer contributions are excess contributions (as described in Code Section 401(k)(8)(B)) or excess aggregate contributions (as described in Code Section 401(m)(6)(B)), or such excess contributions or excess aggregate contributions are corrected through distribution;

(ii)    Employee contributions, including mandatory contributions (as defined in Code Section 411(c)(2)(C) and Regulations thereunder) and voluntary employee contributions;
(iii)    Forfeitures;
(iv)    Contributions allocated to any individual medical account, as defined in Code Section 415(1)(2), that is part of a pension or annuity plan established under Code Section 401(h) and maintained by the Employer or an Affiliate;
(v)    Amounts attributable to post-retirement medical benefits allocated to a separate account for any Employee who, at any time during the Plan Year or any preceding Plan Year, is or was a key employee pursuant to Code Section 419A(d)), maintained by the Employer or an Affiliate; and
(vi)    The difference between the value of any assets transferred to the Plan and the consideration, where an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan.
(B)    Notwithstanding the foregoing, a Participant’s Annual Additions do not include the following:
(i)    The restoration of his accrued benefit by an Employer in accordance with Code Sections 411(a)(3)(D) or (7)(C) or resulting from the repayment of cashouts (as described in Code Section 415(k)(3)) under a governmental plan (as defined in Code Section 414(d)) for the Limitation Year in which the restoration occurs, regardless of whether the Plan
(ii)    restricts the timing of repayments to the maximum extent allowed by Code Section 411(a);
(iii)    Catch-Up Contributions made in accordance with Code Section 414(v) and Regulation §1.414(v)-1;

(iv)    A payment made to restore some or all of the Plan’s losses resulting from an action (or a failure to act) by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan) under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan;
(v)    Excess elective deferrals distributed in accordance with Regulation §§1.402(g)-1(e)(2) or (3);
(vi)    Rollover Contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16));
(vii)    Repayments of loans made to the Participant from the Plan;
(viii)    Repayments of prior Plan distributions described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3);
(ix)    The direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan;
(x)    The reinvestment of dividends on employer securities under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II); and
(xi)    Employee contributions to a qualified cost of living arrangement as defined in Code Section 415(k)(2)(B).
(2)    “Limitation Year” means the Plan Year unless changed by a Plan amendment. Notwithstanding the preceding, if the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan shall be treated as if amended to change its Limitation Year.
(b)    Code Section 415 Limit
(1)    Notwithstanding anything herein to the contrary, in no event may the Annual Additions (except for Catch-Up Contributions) made with respect to a Participant for a Limitation Year under the Plan and any other defined contribution plan, within the meaning of Code Section 415(c), maintained by an Employer or an Affiliate exceed the lesser of $53,000 (as adjusted pursuant to Code Section 415(d)) or 100% of his annual Section 415 Compensation from the Employer or an Affiliate for the Limitation Year. The compensation limitation referred to in the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Sections 415(a)(2) or 415(l)(1). In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum amount indicated above shall be reduced pro rata in accordance with the number of months in the short Limitation Year.
(2)    If due to a reasonable error in calculating a Participant’s Section 415 Compensation for a Plan Year, due to the allocation of forfeitures or such other facts and circumstances as may justify the availability of this special rule, as determined by the IRS, the Annual Additions to the Participant’s Account under this Plan and any other defined contribution plan of the Employer exceeds the limitations of paragraph (1) for a Limitation Year, then the excess amounts may be corrected only in accordance with the IRS Employee Plans Compliance Resolution System (“EPCRS”) as set forth in Revenue Procedure 2021- 30 or any superseding guidance.
(3)    The provisions of Code Section 415 and Regulations thereunder are hereby incorporated by reference to the extent not provided above.
4.8.    Plan Aggregation and Disaggregation under Code Section 415
(a)    For purposes of applying the limitations of Section 4.7, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the

“employer” (or a “predecessor employer”) under which the Participant receives Annual Additions (as defined in Section 4.7(a)(1)) are treated as one plan. The “employer” means an Employer that adopts this Plan and its Affiliates, except that for purposes of Section 4.7 and this Section, the determination will be made by applying Code Section 415(h) and will take into account tax-exempt organizations under Regulation §1.414(c)-5, as modified by Regulation §1.415(a)-1(f)(1). For purposes of this subsection (a):
(1)    A former employer is a “predecessor employer” with respect to a participant in a plan maintained by an employer if the employer maintains a plan under which the participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the plan maintained by the employer. For this purpose, the formerly affiliated plan rules in Regulation §1.415(f)-1(b)(2) apply as if the employer and the predecessor employer constituted a single employer under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted unrelated employers under the rules described in Regulation §§1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation), and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or of plan sponsorship.
(2)    With respect to an employer of a Participant, a former entity that antedates the employer is a “predecessor employer” with respect to the Participant if, under the facts and circumstances, the employer is a continuation of all or a portion of the trade or business of the former entity for which the Participant performed services.
(b)    For purposes of aggregating plans under Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation §§1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation §§1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).
(c)    Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and regulations thereunder as of the first day of a Limitation Year (as defined in Section 4.7(a)(2)) do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant’s account after the date on which the plans are required to be aggregated.

ARTICLE V

VESTING AND DISTRIBUTIONS
5.1.    Normal Retirement
Upon a Participant’s Severance from Service Date on or after attaining his Normal Retirement Age, his entire Account shall become 100% vested and shall become payable as soon as administratively feasible following his retirement. Subject to Section 5.7(a), the Department thereupon shall direct the Trustee to make available to the retiring Participant such vested amount in accordance with Sections 5.6 and 5.7. Failure of the Participant to elect a distribution is deemed a current election to defer distribution to his “required beginning date” under Section 5.8(f)(5).
5.2.    Disability
Upon the Total and Permanent Disability of a Participant before his Severance from Service Date, his entire Account shall become 100% vested. As soon as administratively feasible following a Participant’s Total and Permanent Disability, the Department, subject to Section 5.7(a), shall direct the Trustee to make available to the Participant such amount in accordance with Sections 5.6 and 5.7. Failure of the Participant to elect a distribution is deemed a current election to defer distribution to his “required beginning date” under Section 5.8(f)(5).
5.3.    Death Before Severance from Employment
If a Participant dies before his Severance from Service Date, the value (as determined under Section 4.2) of his entire Account automatically shall become 100% vested and shall become payable to his Beneficiary in accordance with Section 5.6 as soon as administratively feasible unless the Beneficiary defers distribution, subject to Section 5.8(c).
5.4.    Death After Severance from Employment
If a Participant dies after his Severance from Service Date but before he has begun receiving his benefit pursuant to the Plan, the vested portion of his Account shall become payable under Section 5.5 as soon as administratively feasible after the Department is notified of the death unless, subject to Section 5.8(c), the Beneficiary defers distribution. However, if such Participant began benefit payments under the Plan before his death, the provisions of such form of distribution shall control payments after his death.

5.5.    Severance from Employment
(a)    As soon as administratively feasible following a Participant’s Severance from Service Date for any reason other than retirement under Section 5.1; disability under Section 5.2; death under Section 5.3; reduction-in-force under subsection (b)(1) below; or a termination, partial termination or deemed partial termination of the Plan under Section 9.2, the Department shall direct the Trustee to distribute to such Participant the value (as determined under Section 4.2) of the vested portion of his Account (as determined under subsection (b)). Notwithstanding the preceding sentence, pursuant to Section 5.7(b), consent of the Participant may be required before distribution can be made. A Participant in Qualified Military Service for a period of more than 30 days is deemed to have incurred a severance from employment under Code Section 401(k)(2)(B)(i)(I) and may elect to receive a distribution from his Employee Contributions sub-accounts on account of such severance from employment; pursuant to Section 3.10(g), his right to make Employee Contributions shall be suspended for six (6) months following such distribution. If a Participant who severed his employment with an Employer is reemployed by an Employer or an Affiliate prior to receiving a distribution of his Account, he shall not be entitled to a distribution as provided in this Section 5.5 due to such severance, but shall be entitled to a distribution as determined herein upon a subsequent severance from employment for any reason.
(b)    (1)    A Participant always has a 100% vested percentage in his Employee Contributions, Employer Matching, Rollover Contribution, Vested Quest Diagnostics Common Stock Dividend and Vested Money Purchase Pension Plan Dividend sub-accounts, as applicable, as well as in his Employer Discretionary Contributions (if any) made before 2016 under the Plan. Also, if a Participant is employed by an Employer or an Affiliate on the date he attains his Normal Retirement Age, or if he severs from employment with his Employer or an Affiliate due to a reduction-in-force, he shall be 100% vested in his entire Account.
(2)    Except as provided in paragraph (1) above or pursuant to Section 3.3(b), a Participant shall have a vested percentage in the sub-account for his Employer Discretionary Contributions sub-account made after 2015 determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%
(c)    Any portion of a Participant’s Account in which he is not vested upon his Severance from Service Date for any reason will be forfeited as of the earlier of:
(1)    the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance; or
(2)    the distribution of the balance of the Participant’s entire vested Account.
For purposes of paragraph (2) above, a terminated Participant who has no vested Account (other than a Rollover Contributions Sub-Account) is deemed to have received a distribution of the balance of his entire vested Account as of his Severance from Service Date.
(d)    Withdrawal of Vested Portion — If a withdrawal is made at a time when a Participant has a vested right to less than 100% of the value of his entire Account and the non- vested portion of his Account has not yet been forfeited pursuant to subsection (c):
(1)    separate sub-accounts shall be established for the Participant’s interest in his non-vested sub-accounts as of the time of distribution; and
(2)    at any relevant time the Participant’s vested portion of the separate sub- accounts shall be an amount (“X”) determined by the formula:
X=P(AB+ (RxD))-(RxD).
For purposes of the above formula: P is the vested percentage at the relevant time; AB is the particular sub-account balance at the relevant time; D is the amount of the distribution; and R is the ratio of such sub-account balance at the relevant time to such sub-account balance after distribution.
(e)    Application of Forfeitures — Forfeitures occurring during the Plan Year first shall be used to reinstate any previously forfeited sub-accounts of reemployed Participants, and any remaining forfeitures then will be used either to reduce or supplement Employer Matching or

Employer Discretionary Contributions to the Plan, to make corrective allocations to the Plan (and earnings on such corrective allocations) pursuant to Section 3.11 or to pay Plan expenses.
(f)    Restoration of Forfeitures —
(1)    Notwithstanding anything herein to the contrary, if a Participant forfeits any portion of his Account pursuant to this Plan but returns to the employ of an Employer or an Affiliate, the amount forfeited will be recredited to his Account if he repays to the Plan the full amount of the prior distribution from his Account, without interest, prior to the earlier of:
(A)    five (5) consecutive One-Year Periods of Severance; or
(B)    the 5th anniversary of his Reemployment Commencement Date.
In the case of a Participant whose Severance from Service Date occurred prior to his earning a vested interest in his Account (other than a Rollover Contributions sub- account) and who was deemed to have received a distribution of such vested interest under subsection (c) above, the amount forfeited will be recredited to his Account if he is reemployed by an Employer or an Affiliate prior to incurring five (5) consecutive One- Year Periods of Severance.
(2)    A Participant’s vested percentage in the amount recredited under this subsection (f) will thereafter be determined under the terms of the Plan as if no forfeiture had previously occurred. The monies required to effect the restoration of a Participant’s Accounts shall come from other Participant’s Accounts forfeited in accordance with this Section or, if necessary, additional Employer contributions.
(g)    One-Year Period of Severance – For purposes of this Section, a One-Year Period of Severance means a 12-consecutive month Period of Severance.
(h)    If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s vested percentage, each Participant who has completed three (3) or more Years of Vesting Service, may elect, within the period described below, to have his vested percentage determined without regard to such amendment or change. The election period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter or, if later, 60 days after the later of:
(1)    the date on which such amendment becomes effective; and
(2)    the date on which the Participant is issued written notice of such amendment by the Department.
For purposes of this subsection (h), a Participant will be considered to have completed three (3) Years of Service if he has completed three (3) Years of Service, whether or not consecutive, without regard to the exceptions contained in Code Section 411(a)(4) prior to the expiration of the election period described above.
5.6.    Method of Payment
(a)    Normal Form
(1)    The normal form of distribution under the Plan is a lump sum.
(2)    At the election of the Participant, payments from investments held in the Quest Diagnostics Incorporated Stock Fund will be distributed in Quest Diagnostics Common Stock (whole shares only) but, in the absence of such an election, will be distributed in cash. Payments from other investments will be made only in cash except that, in the case of a distribution made in connection with a corporate transaction, in the discretion of the Committee in-kind payments may be made if such in-kind payments will be accepted as rollover contributions by the trustee of the subsequent employer’s plan.
(3)    During the 180-day period ending on the day his distribution commences, a Participant may elect to have his Plan benefit paid in one of the options under subsection (b).
(4)    A Participant who desires to have his benefit paid in an option under subsection (b) shall make such an election through an Appropriate Request. His election to receive his benefit in an option provided in subsection (b) may be revoked by him at any time and any number of times during the 180-day period ending on the day benefit payments commence. After benefit payments have commenced, no elections or revocations of an optional method will be permitted under any circumstances.

(5)    Participants who have a portion of their vested Account attributable to the QJSA Portion will be subject to the rules of Appendix F in respect to the distribution of such portion.
(b)    Available Options
In lieu of a lump sum, a Participant may elect:
(1)    Monthly, quarterly or annual installments from the Trust Fund over a period not to exceed the lesser of: (A) 10 years; or (B) the life expectancy of the Participant or the joint life expectancies of him and his Beneficiary. Life expectancies are determined when payments commence, and effective October 1, 2023, shall only be recalculated in the event the Participant cancels his installment election of installment payments and subsequently makes a new installment payment election. Effective October 1, 2023, any Participant who is receiving installment payments may cancel his election of installment payments but such an election shall only apply to stop future installment payments.
(2)    Effective October 1, 2023, a partial withdrawal.
Installments or partial withdrawals shall be charged against the available sub-accounts within the Account in such order as the Department shall determine. Installments or partial withdrawals shall be charged against each Investment Option under such procedures as the Department may determine.
5.7.    Cash-Outs; Consent
(a)    If a Participant retires under Section 5.1, becomes disabled under Section 5.2 or severs from employment under Section 5.5 and the vested portion of his Account does not exceed $1,000 as of the first Valuation Date (and its confirmation date) thereafter upon which such Account is valued for purposes of determining if it exceeds $1,000, the Department shall direct the Trustee to distribute to him such amount in accordance with Section 5.6(a) as soon as administratively feasible following such Valuation Date (and its confirmation date). If the value of the vested portion of his Account exceeds $1,000 upon such Valuation Date (or its confirmation date), but is $1,000 or less as of any subsequent Valuation Date upon which such Account is valued for purposes of determining if it exceeds $1,000, the Department shall direct the Trustee to distribute to him such amount in accordance with Section 5.6(a) as soon as administratively feasible following such Valuation Date. For purposes of this Section, the value of a Participant’s Account shall include any rollover sub-account.
(b)    If a Participant retires under Section 5.1, becomes disabled under Section 5.2 or severs from employment under Section 5.5 and the value (as determined under Section 4.2) of the vested portion of his Account exceeds $1,000 (and such value exceeds $1,000 as of each subsequent Valuation Date (or its confirmation date) upon which such Account is valued for purposes of determining if it exceeds $1,000), then no distribution shall be made prior to his “required beginning date” under Section 5.8(f)(5) unless he consents to the making of such distribution through an Appropriate Request. Distribution shall commence no later than 180 days from the date his written consent is obtained. He shall be given a notice of the right to defer any distribution to his “required beginning date” under Section 5.8(f)(5). Such notification shall be given no less than 30 days and no more than 180 days prior to the date distribution commences. Notwithstanding the preceding sentence, distribution may commence less than 30 days after the notification was given, as long as the notification informs him that he has a right to a period of at least 30 days after receiving the notice to decide whether to elect a distribution.
5.8.    Payment of Benefits
(a)    Except as provided in subsection (b), in the event a Participant’s Account shall be due and payable under this Article V and he has not elected (or been deemed to have elected) otherwise in accordance with the Plan, the payment of his Account shall begin not later than 60 days after the close of the Plan Year in which occurs the latest of:
(1)    the date on which he attains age 65;
(2)    the 10th anniversary of the date on which he commenced participation in the Plan; and
(3)    his severance from employment with the Employer.
(b)    The requirements of subsections (c) – (f) of this Section will apply for purposes of determining required minimum distributions and will take precedence over any inconsistent provisions of the Plan. All distributions required under subsections (c) – (f) will be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirements of Code Section 401(a)(9)(G). Notwithstanding any

provisions of subsections (c) – (f), a Participant or Beneficiary who would have been required to receive a distribution under this Plan and Code Section 401(a)(9) in 2020 paid after April 1, 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a required beginning date of April 1, 2021) but for the enactment of Code Section 401(a)(9)(I) (the “2020 RMDs”), and who would have satisfied that requirement by receiving distributions that are equal to the 2020 RMDs, will not receive those distributions unless such Participant or Beneficiary elects to receive the 2020 RMD. A Participant or Beneficiary who receives a payment with respect to 2020 that otherwise would have qualified as a required minimum distribution, including payments made in 2020 before the implementation of the special rules for 2020 RMDs, may be permitted to roll such distribution over to an eligible retirement plan (as defined in Section 5.9(b)(2)).
(c)    (1)The Participant’s entire interest will be, or will begin to be, distributed to him no later than his required beginning date.
(1)    As of the first distribution calendar year, distributions, if not made in a single-sum, may be made only over one of the following periods (or a combination thereof):
(A)    his life;
(B)    the lives of him and his designated beneficiary;
(C)    a period certain not extending beyond his life expectancy; or
(D)    a period certain not extending beyond the joint and last survivor expectancy of him and his designated beneficiary.
(2)    If he dies before distributions begin, his entire interest will be, or will begin to be, distributed no later than as follows:
(A)    If his surviving spouse is his sole designated beneficiary, then except as provided in (D) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which he died, or by December 31 of the calendar year in which the Participant would have attained the applicable age under Code Section 401(a)(9)(C).

(B)    If his surviving spouse is not his sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which he died.
(C)    If there is no designated beneficiary as of the date of his death who remains a beneficiary as of September 30 of the year following the year of his death, his entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of his death.
(D)    If his surviving spouse is his sole designated beneficiary and the surviving spouse dies after him but before distributions to the surviving spouse begin, this paragraph (3), other than subparagraph (A), will apply as if the surviving spouse were the Participant.
For purposes of this subsection (c)(3) and subsection (e), unless subparagraph (D) above applies, distributions are considered to begin on his required beginning date. If distributions under an annuity purchased from any insurance company irrevocably commence to him before his required beginning date (or to his surviving spouse before the date distributions are required to begin under subparagraph (A)), the date distributions are considered to begin is the date distributions actually commence.
(3)    Unless his interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (d) and (e) of this Section 5.8. If his interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Regulations thereunder.
(d)    (1)    During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)    the quotient obtained by dividing his account balance by the distribution period in the Uniform Lifetime Table in Regulation §1.401(a)(9)-9, using his age as of his birthday in the distribution calendar year; or

(B)    if his sole designated beneficiary for the distribution calendar year is his spouse, the quotient obtained by dividing his account balance by the number in the Joint and Last Survivor Table in Regulation §1.401(a)(9)-9, using their attained ages as of their birthdays in the distribution calendar year.
(2)    Required minimum distributions will be determined under this subsection (d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the date of his death.
(e)    (1)    (A)    If the Participant dies on or after the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by the longer of his remaining life expectancy or the remaining life expectancy of his designated beneficiary, determined as follows:
(i)    His remaining life expectancy is calculated using his age in the year of death, reduced by one for each subsequent year.
(ii)    If his surviving spouse is his sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of his death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
(iii)    If his surviving spouse is not his sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of his death, reduced by one for each subsequent year.
(B)    If the Participant dies on or after the date required distributions begin and there is no designated beneficiary as of his death who remains a beneficiary as of September 30 of the year after the year of his death, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by his remaining life expectancy calculated using his age in the year of death, reduced by one for each subsequent year.
(2)    (A)    Except as provided in subsection (c)(4), if the Participant dies before the date required distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of his death is the quotient obtained by dividing his account balance by the remaining life expectancy of his designated beneficiary, as determined under subsection (e)(1).
(B)    If he dies before the date required distributions begin and there is no designated beneficiary as of his death who remains a beneficiary as of September 30 of the year following the year of his death, distribution of his entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of his death.
(C)    If he dies before the date required distributions begin, his surviving spouse is his sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (c)(2)(A), this subsection (e)(2) will apply as if the surviving spouse were the Participant.
(f)    For purposes of this Section 5.8, the following words and phrases shall have the meanings indicated:
(1)    Designated beneficiary – The individual who is designated as the Beneficiary under Section 2.3 of the Plan and who is a designated beneficiary under Code Section 401(a)(9) and Regulation §1.401(a)(9)-1, Q&A 4.
(2)    Distribution calendar year – A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains his required beginning date. For distributions beginning after his death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (c)(3). The required minimum distribution for his first distribution calendar year will be made on or before his required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which his required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
(3)    Life expectancy – Life expectancy as computed by use of one of the following tables, as appropriate: (i) Single Life Table, (ii) Uniform Life Table, or (iii) Joint and Last Survivor Table, found in Regulation §1.401(a)(9)-9.
(4)    Account balance – The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(5)    Required beginning date – April 1 of the calendar year following the later of the calendar year in which the Participant attains the applicable age under Code Section 401(a)(9)(C) or retires, except in the case of a Participant who is a 5% owner in which case it is April 1 of the calendar year following the calendar year in which he attains the applicable age under Code Section 401(a)(9)(C).
(6)    5% owner – A Participant is treated as a 5% owner for purposes of this Section if he is a 5% owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which he attains the applicable age under Code Section 401(a)(9)(C). Once required distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if he ceases to be a 5% owner in a subsequent year.

5.9.    Direct Rollovers
(a)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Department, to have any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the distributee. For purposes of this Section, the following terms have the meanings below:
(b)    (1)    An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) a hardship distribution; (iv) a corrective distribution pursuant to Sections 3.1(c), 3.4(e), 3.6, 4.7(b)(2) or 5.12(c), or similar correction; (v) a deemed distribution resulting from a defaulted loan under Section 6.1 that is not also an offset distribution; (vi) any distribution that is reasonably expected to total less than $200 during a calendar year; (vii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect); (viii) dividends on Quest Diagnostics Common Stock paid directly to a Participant pursuant to an election under Section 6.4; and (ix) any other distribution described in Regulation §1.402(c)-2. For purposes of clause (vi) above, a distribution from a designated Roth account and a distribution from other accounts under the Plan may be treated as made under separate plans. Any distribution of Roth contributions is deemed to be an eligible rollover distribution only to the extent that such Roth contributions are rolled over to a Roth individual retirement account or annuity described in Code Section 408A or to a qualified trust that accepts, and agrees to separately account for, Roth Contributions. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to a traditional individual retirement account or annuity described in Code Sections 408(a) or 408(b), a Roth individual retirement account or annuity described in Code

Section 408A, or to a defined contribution plan described in Code Sections 401(a) or 403(b) that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. An “eligible rollover distribution” also includes a distribution to a non-spouse Beneficiary designated by a Participant in accordance with Section 2.3, provided the distribution otherwise qualifies as an eligible rollover distribution hereunder and the distribution is made to an eligible retirement plan.
(2)    An “eligible retirement plan” is a traditional individual retirement account or annuity described in Code Sections 408(a) or 408(b), a Roth individual retirement account or annuity described in Code Section 408A, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified plan described in Code Section 401(a) or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth sub-account, an eligible retirement plan with respect to such portion is only either a designated Roth account under another employer’s plan of the individual from whose sub-account the payments or distributions was made or a Roth individual retirement account or annuity of such individual. The definition of eligible retirement plan also applies to a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a QDRO.
(3)    A “distributee” generally means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a QDRO are distributees with regard to the interest of the spouse or former spouse. The definition of eligible retirement plan in (2) above applies to distributees described herein.
(4)    A “distributee” also includes an individual who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Employee or former Employee and who is not the surviving spouse (or former spouse pursuant to a QDRO) of the Employee or former Employee. An “eligible retirement plan” for such a distributee who is a non-spouse designated beneficiary is a traditional individual retirement account or annuity described in Code Sections 408(a) or 408(b) that will be treated as an inherited IRA pursuant to Code Section 402(c)(11), or a Roth individual retirement account or annuity described in Code Section 408A but the non-spouse designated beneficiary cannot elect to treat the Roth individual retirement account or annuity as the beneficiary’s own.
(5)    For these purposes, to the extent provided in Regulations, a trust maintained for the benefit of one or more designated beneficiaries will be treated in the same manner as a designated beneficiary.
(6)    A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.
(7)    The Department will adopt procedures for elections made pursuant to this Section. Within a reasonable period of time before payment of an eligible rollover distribution, the Department will provide a notice to the distributee describing his rights under this Section and such other information as may be required under Code Section 402(f).
(8)    This Section is intended to comply with Code Section 401(a)(31) and will be interpreted in accordance with such Code Section and Regulations thereunder.
5.10.    Payment to Alternate Payee under QDRO
(a)    Notwithstanding any other provision of this Plan, if the Department determines that a domestic relations order is a QDRO, unless the QDRO specifically provides otherwise, the alternate payee specified in the QDRO shall receive a distribution of the amount assigned to him in the QDRO in a lump sum. The Department shall direct the Trustee to distribute to the alternate payee such amount as soon as administratively feasible following receipt of an Appropriate Request by the alternate payee. The Department’s decision whether a domestic relations order is a QDRO is final and conclusive. An alternate payee for whom an Account is established under the Plan shall be considered a Participant for purposes of specifying Investment Options for his Account, making an election under Section 6.4, designating a Beneficiary for his Account and charging expenses to his Account, but shall not be eligible to have contributions made on his behalf except as may become necessary under Section 3.11. A former spouse may be treated as a spouse or surviving spouse of an Employee to the extent required under the terms of a QDRO.
(b)    Notwithstanding any other provision of the Plan, upon receipt of an executed QDRO, upon receipt of a joinder that references the Plan, or upon direction provided to the Plan’s recordkeeper by the Department, the Plan’s recordkeeper shall place a disbursement restriction upon the Participant’s Account. The scope and duration of such disbursement restriction shall be determined by procedures adopted by the Department and applied in a uniform and nondiscriminatory manner.
(c)    An administrative charge, in an amount determined by the Department, may be imposed on the Account of a Participant who is subject to a domestic relations order and on the separate Account, if any, established on behalf of the alternate payee specified in the order. Such charges shall be imposed pursuant to procedures adopted by the Department and applied in a uniform and nondiscriminatory manner.
5.11.    Voluntary Direct Transfers
A Participant whose employment status has changed, e.g., through transfer to an Affiliate that is not an Employer, so that he no longer is an Eligible Employee and who is not expected to regain such eligibility in the foreseeable future, is deemed to have requested a distribution of his Account prior to his Severance from Service Date unless he affirmatively elects to the contrary. Such Account may be distributed only through transfer to another cash or deferred arrangement under Code Section 401(k) maintained by the Employer or an Affiliate under which the Participant currently is, or soon will be, eligible to participate. The provisions of Section 5.5(h) shall apply to the vesting schedule of such transferee plan as if an amendment to the vesting schedule of this Plan. Payments made pursuant to this Section shall operate as a complete discharge of each Committee, the Benefits Design Committee, the Department and its Employer in respect to this Plan.
5.12.    Restrictions on Certain Distributions
(a)    Amounts credited to a Participant’s Account attributable to Regular Contributions, Catch-up Contributions and Employer Matching Contributions are not

distributable prior to the earliest of the following events or other events permitted by the Code or applicable Regulations:
(1)    his “severance from employment,” as such term is defined under Code Section 401(k)(2)(B)(i)(I) (regardless of when the severance from employment occurred), Total and Permanent Disability or death;
(2)    his attainment of age 59½;
(3)    his proven financial hardship under Section 6.2; or
(4)    the termination of the Plan without the establishment or maintenance by the Employer or an Affiliate of an alternative defined contribution plan as defined in Regulation §1.401(k)-1(d)((4)(i). A distribution that is made under this subparagraph (4) must be made in a lump-sum.
(b)    Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s attaining age 59½, retirement, death, Total and Permanent Disability or Severance from Service Date and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan or a defined benefit plan qualified under Code Section 401(a) (other than the portion of those transferred assets and liabilities attributable to after-tax voluntary Employee contributions or to a direct or indirect rollover contribution, provided that portion was not subject to such distribution restrictions under the transferor plan or such distribution restrictions have been waived under this Plan).
(c)    Nothing in this Section shall preclude the Benefits Administration Committee from making a distribution to a Participant to the extent such distribution is determined by the Benefits Administration Committee to be necessary to correct a qualification defect in accordance with the corrective procedures permissible under the EPCRS or any other voluntary compliance program.

ARTICLE VI

LOANS AND WITHDRAWALS
6.1.    Loans to Participants
A Participant who is a “party in interest” as defined in ERISA Section 3(14) may, by making an Appropriate Request, request a loan from the Trust Fund. Loans shall not be available to Participants who are no longer employed by the Employer or an Affiliate except to the extent such Participant is a “party-in-interest” (as determined under ERISA Section 3(14)) with respect to the Plan. Any such loan shall be subject to the additional rules in this Section. The Department is authorized to administer the Plan’s loan program. The Department may delegate loan administrative functions to the individuals authorized to perform day to day general administrative functions on behalf of the Plan.
(a)    Loans shall be made available to all eligible Participants on a reasonably equivalent basis; provided that the Department shall retain the power to approve or decline a loan and may make reasonable distinctions based upon creditworthiness, other obligations of the Participant, state laws affecting payroll deductions and any other factors that may adversely affect the Employer’s ability to deduct loan repayments from a Participant’s pay. The Department shall apply the provisions of this Section in a uniform and nondiscriminatory manner that is consistent with Regulations §2550.408b-1. Unless the Securities and Exchange Commission issues guidance permitting loans to executive officers and directors, if a Participant is an executive officer or director, then, as permitted under Department of Labor’s Field Assistance Bulletin 2003-1, the Participant shall not be eligible for a loan.
(b)    Except with respect to pre-existing loans transferred to or merged into this Plan under subsection (k), or as set forth in the last sentence of this subsection (b), a Participant may have only one (1) loan outstanding at any time. For purposes of this subsection (b), a loan that is in default under subsection (g) is treated as outstanding. There must be a minimum of fourteen (14) days (or such other period determined by the Department) between the payoff of one Plan loan and the issuance of a new loan, provided that the minimum-day restriction may be waived under procedures established by the Department. Notwithstanding the foregoing, during the period from March 27, 2020, through January 31, 2021, a Participant may receive a loan even if the Participant already has a loan outstanding, and the maximum number of loans shall be increased to two (2) for so long as both such loans are outstanding.
(c)    The minimum new loan amount shall be $1,000. If a Participant’s vested Account balance is insufficient to support a loan in that minimum amount because of the restrictions below, no loan shall be made. The maximum amount of any loan, when added to the outstanding balance of any existing loan from this Plan, shall be the lesser of (1) or (2):
(1)    $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of loans from the Plan on the date the loan is made; or
(2)    One-half (½) of the value (as determined under Section 4.2) of the vested portion of the Participant’s Account on the date the loan is made.
For purposes of this limit, all plans of the Employer and its Affiliates shall be considered one plan. For purposes of this subsection (c), a loan that is in default under this Plan or another plan is treated as an outstanding loan, and interest accrued on such loan since it was deemed in default is considered part of the outstanding balance of such loan.
(d)    The Participant must agree in writing to pledge one-half (½) of the value (or, if lesser, the borrowed amount) of the vested portion of his Account in the Plan as security for the loan. All loans shall be repayable in substantially level payments of principal and interest, not less frequently than quarterly, over a period of not more than five (5) years, except that a loan used by the Participant to acquire or construct any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant shall be repayable over a period of not more than ten (10) years. Generally, loans shall be repaid through payroll deductions in level amortization payments. A Participant may pre-pay without penalty (either partially or completely) an outstanding loan.
(e)    Any loan will bear a reasonable rate of interest which will be the prime interest rate on the first business day of each calendar quarter plus one percent. The loan’s stated interest rate will remain in effect for the duration of the loan. In addition, a Participant who receives a loan may be charged with any costs incurred by the Plan which are directly related to the establishment or maintenance of the loan.

(f)    The amount of the loan shall be withdrawn from the investments in his Account in accordance with such procedures as the Department shall determine. Payments of principal and interest against a loan shall be credited to the investments in his Account in accordance with such procedures as the Department shall determine.
(g)    A loan will be defaulted if payments are delinquent for a period that exceeds the period permitted by the Code and Regulations. Notwithstanding anything in this Plan to the contrary, if a Participant defaults on a loan made pursuant to this Section, the loan default will be a distributable event to the extent permitted by the Code and Regulations.
(h)    A married Participant with a part of his vested Account attributable to the QJSA Portion may not make a loan under this Section 6.1 from such part unless, during the 180-day period ending on the date on which the loan is secured, his spouse has filed a written consent to such loan with the Department, which consent shall be notarized, and shall acknowledge the effect of the loan. In the absence of spousal consent, such part of his vested Account shall be disregarded for purposes of subsection (c)(2).
(i)    Notwithstanding anything in this Section to the contrary, loans made prior to January 1, 2016 shall be subject to the terms of the Plan (or a Merged Plan, as applicable) and the loan program in effect at the time such loan was made.
(j)    Notwithstanding any other provision of the Plan,
(1)    for Participants on a leave of absence for Qualified Military Service, loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) and the loan interest will be adjusted as may be required under applicable law; and
(2)    loan repayments for Participants on another type of approved leave of absence may be suspended for the period of leave (up to a twelve-month grace period), provided that the entire amount of any loan must be repaid within the original repayment period applicable to the loan as extended, but not beyond the maximum period permitted under the Plan, by the period of suspension.
(k)    In the event of a corporate transaction in connection with which there is a facilitated mass rollover of the accounts of participants in the plan of the former employer into this Plan, participant loans from the predecessor plan that meet the Plan’s administrative requirements can be included in such rollover. Pre-existing loans rolled over to or merged into this Plan shall remain subject to their terms at the time of such rollover or merger except to the extent reamortization occurs, as determined by the Department, due to a suspension in repayments during the pendency of the rollover or merger, a change in payroll frequency or similar circumstance. Any such rolled-over or merged loans will not be subject to any limitations on loans imposed by this Plan but not those required by law, but will be considered in determining whether the Participant can take a subsequent loan from this Plan.
(l)    Notwithstanding the preceding provisions of this Section, loans may not be made to the extent a disbursement restriction is in effect under Section 5.10(b).
6.2.    Hardship Withdrawals
(a)    Upon making an Appropriate Request, and with the approval of the Department or recordkeeper, a Participant shall be allowed to withdraw all or part of the value of his Account while still employed by the Employer. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Department may determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Department may determine.
(b)    A Participant may make a withdrawal under this Section 6.2 only if the withdrawal is made on account of his immediate and heavy financial need, as determined under subsection (c)(1), and is necessary to satisfy such need, as determined under subsection (c)(2). The determination of the existence of financial hardship and the amount necessary to be withdrawn to satisfy the immediate financial need created by the hardship shall be made by the Department in a uniform and nondiscriminatory manner, in accordance with the standards and restrictions set forth in subsection (c). A Participant requesting a withdrawal hereunder may be required to submit whatever documentation the Department deems necessary to establish the existence of a financial hardship and the amount necessary to be withdrawn to satisfy the need created by the hardship.
(c)    (1)    Immediate and heavy financial need. A withdrawal will be considered to be made on account of an immediate and heavy financial need of the Participant for purposes of subsection (b) only if it is for:

(A)    Expenses of him, his spouse, children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B)) for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
(B)    Costs directly related to the purchase or construction of his principal residence (excluding mortgage payments);
(C)    Payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for him, his spouse, children, or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)1)(B));
(D)    Payments necessary to prevent his eviction from his principal residence or foreclosure on the mortgage of his principal residence;
(E)    Payments for burial or funeral expenses for his deceased parent, spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));
(F)    Expenses for the repair of damage to his principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds 10% of his adjusted gross income); or
(G)    Expenses and losses (including loss of income) incurred by him on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that his principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.
(H)    Expenses under subsections (A), (C) and (E) above as it relates to his “primary Beneficiary” in the same manner as expenses for a spouse or other dependent if such expenses satisfy all the requirements of this Section. For this purpose, a “primary Beneficiary” is an individual named as a Beneficiary who has an unconditional right to all or a portion of the Participant’s Account upon his death.
(2)    Amount necessary to satisfy the need. A withdrawal will be considered to be in an amount necessary to satisfy a Participant’s need under paragraph (1) for purposes of subsection (b) only if:
(A)    It does not exceed the amount of the need under paragraph (1);
(B)    He has obtained all non-hardship distributions he is eligible for under any plan the Employer or an Affiliate may sponsor (including this Plan);
(C)    He has provided to the Department a representation in writing (including by using an electronic medium as defined in Regulation § 1.401(a)- 21(e)(3) or in other such form as may be prescribed by the Commissioner of Internal Revenue that he has insufficient cash or other liquid assets reasonably available to satisfy the need and the Department does not have actual knowledge to the contrary; and
(D)    Notwithstanding subparagraphs (A) – (C), his withdrawal may be considered to be in an amount necessary to satisfy a need under paragraph (1) if it satisfies a method prescribed under Regulation §1.401(k)-1(d)(2)(iv)(C).
(d)    In addition to the amount necessary to meet the immediate financial need created by the hardship, the Participant also may withdraw an amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
(e)    A Participant who has requested a hardship withdrawal and who has any portion of his Account invested in the Quest Diagnostics Incorporated Stock Fund shall be subject to restrictions on his election under Section 6.4 to the extent so provided in Section 6.4(a).
(f)    Notwithstanding the preceding provisions of this Section, a hardship withdrawal may not be made from the QJSA Portion or safe harbor matching contributions, nor to the extent a disbursement restriction is in effect under Section 5.10(b).

6.3.    Non-Hardship Withdrawals
(a)    A Participant who is employed by an Employer or an Affiliate and who has attained age 59½ may elect to make a cash withdrawal from his vested Account in the form provided under Article V (or Appendix F, if applicable) at any time following the attainment of such age.
(b)    In addition to the withdrawals available under Section 6.2, but no more than once in any 12-month period, a Participant shall be allowed to withdraw all or part of any after-tax sub-account and/or any rollover sub-account for any reason.
(c)    (1) In accordance with Section 113 of the Setting Every Community Up for Retirement Enhancement Act (the “SECURE Act”), a Participant may, during the one-year period beginning on the date on which (i) the child of the Participant is born or (ii) the legal adoption by the Participant of an eligible adoptee (as defined in Code Section 72(t)(2)(H)(iii)(II)) is finalized, take a qualified birth or adoption distribution of up to $5,000 per child or eligible adoptee, as certified by the Participant, from the Participant’s vested Account (excluding any money purchase pension plan sub-accounts).
(2) A Participant who takes a birth or adoption distribution may elect to repay all or a portion of such distribution to the Plan (and those repayments will not be subject to the IRS contribution limits). The Department shall accept a re-contribution of a birth or adoption distribution provided it reasonably concludes that such re-contribution is eligible for direct rollover treatment under Section 113 of the SECURE Act, and such re-contribution is made in accordance with guidance, rules or regulations established by the Internal Revenue Service.
(3) This subsection (c) shall apply notwithstanding anything in the Plan to the contrary, and is intended to be administered in accordance with, and subject to the limitations of the SECURE Act and any guidance, rules or regulations issued by the Internal Revenue Service.
(d)    Any withdrawal elected pursuant to this Section 6.3 shall be made through an Appropriate Request, and shall be paid as soon as administratively feasible following receipt of the Appropriate Request. Withdrawn amounts may not be repaid to the Trust Fund.
(e)    Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Department shall determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Department may determine.

(f)    Certain Merged Plans are subject to additional rules contained in an Appendix to the Plan.
(g)    Notwithstanding the preceding, non-hardship withdrawals may not be made to the extent a disbursement restriction is in effect under Section 5.10(b).
6.4.    Withdrawal of Dividends on Quest Common Stock
(a)    Under procedures established by the Department, a Participant may elect:
(1)    to receive a direct payment of any cash dividends on Quest Diagnostics Common Stock otherwise allocable to his Account; or
(2)    to have such cash dividends reinvested and allocated to his Account.
A Participant who does not have in effect an election under subsection (a)(1) will be deemed to have elected reinvestment under subsection (a)(2). A Participant who does not have in effect an election under subsection (a)(1) and who has made an election under Article V: (i) to receive a lump sum distribution of his Account which is made after the “ex-dividend” date (e.g., three (3) business days prior to the record date); or (ii) to commence receiving distribution of his Account which is pending during the ten (10) business day period (or such other period as the Department may determine) prior to the dividend payment date, will be deemed to have elected reinvestment under subsection (a)(2) with respect to: (i) his dividend rights as of the record date or (ii) the portion of his Account which has not been distributed prior to the dividend payment date, respectively. If a Participant has made a request for a hardship withdrawal pursuant to Section 6.2 which is pending during the ten (10) business day period (or such other period as the Department may determine) prior to the dividend payment date or has a hardship withdrawal approved during such period (or such other period as the Department may determine), he will be deemed to have elected a direct cash payment under subsection (a)(1) for that quarterly dividend payment. Such cash payment will be considered in determining the amount of any hardship distribution, and such Participant’s election with respect to future cash dividend payments will revert to his prior election unless changed in accordance with this Section 6.4.
In no event shall any distribution of cash dividends on Quest Diagnostics Common Stock paid into the Trust Fund be made pursuant to this Section 6.4 later than 90 days following the end of the Plan Year in which such dividends were paid into the Trust Fund.

Stock dividends on Quest Diagnostics Common Stock shall be reinvested in the Quest Diagnostics Incorporated Stock Fund.
(b)    An election to receive direct payment of dividends under Section 6.4(a)(1) made not later than ten (10) business days (or such other period as the Department may determine) prior to a dividend payment date will be effective as of that dividend payment date; otherwise the election will be effective only as to subsequent dividend payment dates. Except as provided in subsection (e) below, the dividends with respect to which he may elect a direct payment under Section 6.4(a)(1) are 100% of the cash dividends on shares of Quest Diagnostics Common Stock in the Quest Diagnostics Incorporated Stock Fund and allocated to his Account as of the record date for the dividend (which, for Plan purposes, shall be determined on the “ex-dividend date”), provided that the total cash dividend that would be payable if he elected a direct payment of 100% of dividends subject to his election must equal or exceed a de minimis amount. The initial de minimis amount is $10 and may be increased in the discretion of the Department. For purposes of this Section 6.4, “business days” do not include holidays or weekend days.
(c)    Any election under this Section 6.4 shall continue in effect until revoked prospectively by the Participant. Any such election or revocation shall be made at such time and in such manner as the Department shall specify.
(d)    Notwithstanding subsections (b) and (c), under subsection (a) a Participant’s election may be revoked in connection with his request for a hardship distribution under Section 6.2, and a Participant’s election also may be revoked if necessary under the Plan’s domestic relations order procedures as described in Section 5.10(b).
(e)    If, with respect to cash dividends declared on shares of Quest Diagnostics Common Stock, the direct payment under Section 6.4(a)(1) of less than 100% of such dividends is authorized, a Participant may elect, in accordance with procedures established by the Department, a direct payment under this Section 6.4 of such percentage.
(f)    Any dividend payment check that is not promptly cashed shall be treated in accordance with Section 12.9.
(g)    This Section 6.4 is intended to comply with the requirements of Code Section 404(k) and shall be administered and interpreted accordingly.

6.5.    Vesting of Certain Dividends on Quest Common Stock
(a)    Cash dividends on Quest Diagnostics Common Stock that are received on the part of a Participant’s Account other than the QJSA Portion that is not fully vested, and that is allocated to the Quest Diagnostics Incorporated Stock Fund, shall be directed to the Vested Quest Diagnostics Common Stock Dividend Sub-Account when received by the Trust Fund and shall be 100% vested upon receipt.
(b)    Cash dividends on Quest Diagnostics Common Stock that are received on the part of a Participant’s QJSA Portion that is not fully vested, and that is allocated to the Quest Diagnostics Incorporated Stock Fund, shall be directed to the Vested Money Purchase Pension Plan Dividend Sub-Account when received by the Trust Fund and shall be 100% vested upon receipt.
6.6.    Qualified Reservist Distribution
Upon making an Appropriate Request, a Participant who is a member of a reserve component or is ordered or called to active duty for a period in excess of 179 days or an indefinite period may withdraw all or part of the value of his Employee Contributions sub-accounts. A distribution under this Section must be made during the period beginning on the date of such order or call and ending no later than the close of the period of active duty.
6.7.    Coronavirus-Related Distributions and Loan Relief
Notwithstanding any provision of the Plan to the contrary, a Participant who is a “Qualified Individual” (as defined in paragraph (a)) may access amounts in the Participant’s Account through a coronavirus distribution (“CV Distribution”) or loan (“CV Loan”), and may also be eligible for special loan repayment relief during the coronavirus pandemic, as described in this Section. This Section 6.7 is intended to be administered in accordance with, and subject to the limitations of Sections 2202(a) and (b) of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, and any guidance, rules or regulations issued by the Internal Revenue Service.
(a)    Qualified Individual. A Participant shall be a Qualified Individual for purposes of this Section 6.7 if the Participant certifies, in accordance with procedures established by the Department, that the Participant has experienced one of the following events:

(1)    the Participant is diagnosed with the SARS-CoV-2 virus or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act);
(2)    the Participant’s spouse or dependent is diagnosed with such virus or disease; or
(3)    the Participant experiences adverse financial consequences stemming from the virus or disease as a result of the closing or reduction of hours of a business owned or operated by the Participant, the Participant’s spouse or a member of the Participant’s family, or the Participant, the Participant’s spouse or a member of the Participant’s household (A) being quarantined, furloughed, laid off, having reduced work hours, (B) being unable to work due to lack of child care, or (C) having a reduction in pay or having a job offer rescinded or start date for a job delayed.
(b)    CV Distributions. A Participant who is a Qualified Individual may, for the period beginning April 6, 2020 and before December 31, 2020 (or such other end date as specified in guidance, rules or regulations issued by the Internal Revenue Service), take a CV Distribution from the Participant’s vested Account (other than from the Participant’s QJSA Portion) with such sources in the Participant’s Account being depleted in accordance with procedures established by the Department. A Participant may take as many CV Distributions as the Participant chooses under the Plan; however, the aggregate amount of a Participant’s CV Distributions under the Plan and any other eligible retirement plan under which the Participant participates may not exceed $100,000, as certified by the Participant.
A CV Distribution shall not be subject to the 10% early distribution penalty under Code Section 72(t) or 20% mandatory income tax withholding. In addition, a Participant who takes a CV Distribution and who is has not incurred a severance from employment may elect to repay all or a portion of such distribution to the Plan within three years of the CV Distribution (and those repayments will not be subject to the IRS contribution limits), and the Plan shall accept a re-contribution of a CV Distribution as described herein provided that such re-contribution is eligible for direct rollover treatment under Section 2202(a)(3) of the CARES Act, and such re-

contribution is made in accordance with and guidance, rules or regulations issued by the Internal Revenue Service Notice.
(c)    CV Loans and Suspension of Loan Repayments. For a Qualified Individual, the maximum loan amount under Section 6.1 is increased for loans taken from May 5, 2020 until September 22, 2020 (or such other end date as specified in guidance, rules or regulations issued by the Internal Revenue Service) to the lesser of (1) $100,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date the loan is made, or (2) 100% of the Participant’s vested Account under the Plan. Loan repayments for any such new loan subject to the increased maximum loan amount described in the previous sentence will be automatically suspended until January 1, 2021.
A Qualified Individual may suspend until January 1, 2021, loan repayments for any other loan due between May 15, 2020 through December 31, 2020. When loan payments recommence as soon as administratively feasible after January 1, 2021, they will be reamortized to reflect any suspended payments, adjusted for interest, and the term of the loan will be extended by the suspension period, notwithstanding anything in Section 6.1 to the contrary.

ARTICLE VII

TRUST FUND
7.1.    Contributions
Contributions by the Employers and Participants as provided for in Article III shall be paid to the Trustee. All Employer Contributions shall be irrevocable, except as provided in Section 7.2 of this Plan, and may be used only for the exclusive benefit of Participants and their Beneficiaries or for the payment of reasonable expenses of administering the Plan.
7.2.    Trustee
(a)    The Benefits Administration Committee has the authority to appoint the Trustee and to maintain the Trust Agreement with the Trustee, including any successor appointed in accordance with the Trust Agreement, establishing the Trust Fund under the Plan. The Trustee is subject to directions made in accordance with the terms of the Trust Agreement, the Plan and ERISA. No Plan fiduciary, other than the Trustee itself, shall be liable for any act or omission of any Trustee with respect to any duties allocated or delegated to such Trustee.
(b)    Except to the extent provided in the Trust Agreement, the Trustee shall have no authority to manage the Trust Fund. Participants shall be able to direct the investment of amounts credited to their Accounts and future contributions to their Accounts among the Investment Options then available in accordance with Section 7.4.
7.3.    Investment Options
(a)    Except as provided in Sections 7.3(b)(1) and 8.3(e)(3), the Investment Committee has been delegated the authority to select, monitor and replace, as it determines, the Investment Options available for Participant direction under Section 7.4, which Investment Options shall constitute:
(1)    an interest or interests in registered regulated investment companies (“mutual funds”) that are independent of, or proprietary to, the Trustee or its affiliates;
(2)    an interest or interests in a group, common or collective trust maintained for the collective investment of employee benefit plans qualified under Code Section 401(a) that is independent of, or proprietary to, the Trustee or its affiliates. If a group, common or collective investment fund or trust maintained by the Trustee (or other person) that may be invested in by a plan and trust qualified under Code Sections 401(a) and 501(a) is so used, the governing provisions of such fund or trust shall be incorporated by reference to the extent required by applicable law; or
(3)    such other investment vehicles as the Investment Committee may from time to time determine.
(b)    (1)    To the extent consistent with ERISA and applicable law, one of the Investment Options will be the Quest Diagnostics Incorporated Stock Fund, which will be invested (except as may be required for liquidity) in Quest Diagnostics Common Stock. In accordance with Section 8.3(e), the Investment Committee is responsible for monitoring that continuing to provide this Investment Option pursuant to this Section 7.3(b), without change or adjustment, is consistent with the requirements of ERISA and applicable law.
(2)    The Quest Diagnostics Incorporated Stock Fund will be administered on a unit accounting basis. In the event of any cash or stock dividend, stock split or recapitalization with respect to Quest Diagnostics Common Stock, such dividend, split or recapitalization shall be allocated to Accounts based on the number of shares of Quest Diagnostics Common Stock credited to the units held by each Account as of the record date of such dividend, split or recapitalization.
7.4.    Investment Direction by Participants
(a)    Participants shall be able to direct the investment, subject to Section 7.4(d), of all amounts credited to their Accounts among the Investment Options then available in accordance with such administrative rules and procedures as the Department or the recordkeeper may establish from time to time. It is intended that the Plan meet the requirements of ERISA Section 404(c) and be construed, maintained and administered as an “ERISA Section 404(c) plan” within the meaning of Regulation §2550.404c–1(b)(1). Subject to Section 7.4(d), a Participant’s investment directions shall remain in effect until changed by him. Transfers between Investment Options shall be subject to any restrictions imposed under Section 7.4(d), the terms of such Investment Options and, with respect to the Quest Diagnostics Incorporated Stock Fund, Quest Diagnostics’ securities law compliance policy. No portion of a Participant’s Account is required to be maintained in the Quest Diagnostics Incorporated Stock Fund.

(b)    In the absence of a valid Investment Option election, a Participant’s Account automatically shall be invested in the applicable default Investment Option specified by the Investment Committee. It is intended that such default Investment Option be a “qualified default investment alternative” in compliance with ERISA Section 404(c)(5).
(c)    A loan under Section 6.1 is considered a self-directed investment by the borrower of the portion of his Account that is invested in the note reflecting such loan as provided under Section 6.1. Notwithstanding any other provision of the Plan to the contrary, no Account other than the borrower’s Account shall share in the interest paid on the loan or bear any expense or loss incurred because of the loan.
(d)    A Participant may not elect to have more than 25% of contributions on his behalf for any pay period allocated to the Quest Diagnostics Incorporated Stock Fund. In addition, a Participant cannot direct the transfer of assets in his Account to the Quest Diagnostics Incorporated Stock Fund if 25% or more of the Participant’s Account is invested in the Quest Diagnostics Incorporated Stock Fund or if the transfer would result in 25% or more of his Account being invested in the Quest Diagnostics Incorporated Stock Fund. Notwithstanding the foregoing, if any Employer Matching or Employer Discretionary Contribution is made in Quest Diagnostics Common Stock, that contribution shall be invested in the Quest Diagnostics Incorporated Stock Fund without regard to the 25% limitation.
7.5.    Transactional and Other Fees and Expenses of Plan and Trust
(a)    Participant-specific expenses. The Benefits Administration Committee may provide that any investment-related transactional fees (e.g., charges for the acquisition, sale or exchange of assets, brokerage commissions and service charges) imposed or incurred with respect to an Investment Option as a result of a Participant directions be charged to that Participant’s Account. Fees for transactions directed by Participants including, but not limited to, fees associated with a loan under Section 6.1 and fees associated with a QDRO determination, may be charged to the directing Participant’s Account.
(b)    General Plan expenses. All other expenses of administering the Plan and the Trust Fund, including recordkeeping expenses, administrative expenses and expenses of the Committees, shall be paid from the Trust Fund, including such charges to some or all Participant Accounts as authorized by the Benefits Administration Committee, provided that such expenses of administration (or a portion thereof) may, in the discretion of the Benefits Administration Committee, instead be paid by the Employers.

ARTICLE VIII

PLAN ADMINISTRATION
8.1.    General
A person may serve in more than one fiduciary capacity with respect to the Plan and may employ one or more persons to render advice with regard to his fiduciary responsibilities. If a person is serving as a fiduciary without compensation, all proper expenses incurred by such person in such service shall be reimbursed from the assets of the Trust Fund unless paid by the Employers. A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations explicitly allocated to such person under the Plan and the Trust Agreement.
8.2.    Plan Sponsor and Plan Administrator
(a)    The Company is the “plan sponsor” (as such term is defined in ERISA Section 3(16)(B) and maintains the Plan for the benefit of the Eligible Employees of the Employers. The Benefits Administration Committee is the “plan administrator” and the “administrator” of the Plan (as such term is defined respectively in ERISA Section 3(16)(A) and Code Section 414(g)).
(b)    Responsibility for the day-to-day ministerial administration of the Plan lies with the Department. The Benefits Administration Committee may delegate all or any portion of such ministerial duties to a recordkeeper or other service provider to the Plan it selects. References in the Plan to forms, notices or applications submitted to, and procedures established by, the Department or Plan recordkeeper or service provider, are deemed to include submissions to, and procedures established by, the Department or Plan recordkeeper or other person or service provider with whom such instruments may be filed.
8.3.    Plan Named Fiduciaries
(a)    The Benefits Administration Committee shall be the “named fiduciary” of the Plan, as that term is defined in ERISA Section 402(a)(2), with respect to all discretionary decisions relating to the operation and administration of the Plan, including the authority to interpret the Plan.
(b)    The Board shall have the authority to designate another person or committee as such named fiduciary for discretionary administrative matters. Any person acting in such a named fiduciary function with respect to administrative matters shall be paid no compensation from the Trust Fund for such services. Except as may be required by law, no bond or other security will be required of any person acting in such a named fiduciary capacity.
(c)    The Benefits Administration Committee has discretionary authority to construe and interpret the Plan, and to determine, consistent with the terms of the Plan, and except as provided in subsection (d) with respect to a claim or appeal under Sections 8.6 or 8.7, all questions that may arise thereunder relating to:
(1)    the eligibility of individuals to participate in the Plan;
(2)    the amount of benefits to which any Participant or Beneficiary may become entitled hereunder; and
(3)    discretionary decisions regarding the administration of the Plan not specifically covered by the provisions of the Plan.
When the Benefits Administration Committee is required in the performance of its duties hereunder to administer, construe or reach a determination under any provision of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis. A determination of the Benefits Administration Committee (or its delegate) shall be final and binding on all interested parties.
(d)    The Board shall appoint the members of the Appeals Committee, whose members need not be members of another Committee, or acting in any other fiduciary capacity with respect to the Plan, and to whom has been delegated the discretionary responsibility and authority as the named fiduciary:
(1)    to review appeals under Section 8.7 from initial claim denials;
(2)    upon such an appeal, to determine the eligibility of any Participant or Beneficiary for benefits under the Plan; and
(3)    to resolve upon such an appeal any situation not specifically covered by the provisions of the Plan.
A determination by the Appeals Committee (or its delegate) shall be final and binding on all interested parties.

(e)    (1)    The Board shall appoint the members of the Investment Committee, whose members need not be members of another Committee, or acting in any other fiduciary capacity with respect to the Plan.
(2)    Subject to the limitations in Section 8.3(e)(3) with respect to the Quest Diagnostics Incorporated Stock Fund, the Investment Committee has the discretionary responsibility and authority as the named fiduciary (as defined in ERISA) with respect to the selection and monitoring of the Investment Options provided for Participant-directed investment pursuant to the Plan. The Investment Committee also has the responsibility to select and monitor, in accordance with the terms of the Plan, the default Investment Option(s), to determine the amount of liquidity to be maintained within the Quest Diagnostics Incorporated Stock Fund and the investment of such liquid assets, to retain and discharge investment managers and to make other investment-related discretionary decisions, including without limitation by specification, an investment consultant providing advice pursuant to Section 3(21) of ERISA and an investment manager pursuant to Section 3(38) of ERISA.
(3)    With respect to the Quest Diagnostics Incorporated Stock Fund, the Investment Committee has the responsibility of monitoring that continuing to maintain this Investment Option is consistent with the requirements of ERISA and applicable law. The Investment Committee shall advise the Board if a change with respect to the Quest Diagnostics Incorporated Stock Fund should be considered. The Board then shall determine, as the named fiduciary with respect to the Quest Diagnostics Incorporated Stock Fund, what action, if any, should be taken with respect to the Quest Diagnostics Incorporated Stock Fund.
(4)    The Investment Committee also shall establish, or cause to be established, an investment policy statement consistent with the objectives of the Plan and the requirements of ERISA.
(f)    Disbursements from the Trust Fund by the Trustee shall be made upon, and in accordance with, the written directions of the Department (or its delegate).
(g)    The Investment Committee also shall be the fiduciary identified under the Plan to the extent so required by the Regulations under ERISA Section 404(c).

8.4.    Organization and Operation of the Committees
(a)    The Board shall appoint Committee members. A member may resign from a Committee at any time by giving written notice of his resignation to the Board. The Board shall then appoint replacement Committee members. An individual employed by an Employer or an Affiliate when appointed as a member of a Committee is deemed to have resigned Committee membership effective as of the date he ceases to be so employed, unless the Board affirmatively acts to retain him on the applicable Committee.
(b)    Each such Committee may adopt and enforce such rules of procedure as may be appropriate with respect to its functioning. Nothing herein shall prevent a member of a Committee from being a Participant, or from acting on Plan matters which affect himself by virtue of affecting all Participants generally. However, a Committee member shall not act on any matter which affects himself specially. Each Committee may retain such accountants, attorneys, advisors, record-keeper and other persons as it deems necessary or desirable to carry out its responsibilities, and is entitled to rely upon all records furnished by the Employers and upon tables, valuations, certificates and reports furnished by the Trustee or by the accountants, attorneys, advisors, record-keeper and other persons it has appointed and upon all opinions given by any counsel selected or approved by that Committee.
(c)    The provisions of this Section also shall apply to such other committee or subcommittee as may be established by the Board.
8.5.    Employers: Indemnification and Information
(a)    The Company and the other Employers, jointly and severally, shall indemnify each member of the Board, each Committee, the Benefit Design Committee and any other employee of an Employer or an Affiliate to whom any fiduciary or other responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses incurred by such individuals as a result of any act or omission to act in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, except for liabilities and claims arising from such individual’s willful misconduct or gross negligence. For such purpose, the Company and other Employers may obtain, pay for and keep current a policy or policies of insurance. No Plan assets may be used for any indemnification.

(b)    The Employers shall supply such full and timely information for all matters relating to the Plan as a Committee, the Benefit Design Committee, the Department, the Trustee or other service providers engaged on behalf of the Plan may require for the effective discharge of their respective duties. The recipient of this information shall be entitled to rely upon all records furnished by the Employers.
8.6.    Claims for Benefits — Initial Review
(a)    All claims under the Plan must be submitted within one (1) year after the date on which a communication from the Plan or from a Plan fiduciary (or one of their delegates or agents) contains the information contested or challenged by the claim. All claims for benefits under the Plan shall be submitted to the Department pursuant to Section 8.2(b) which shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The Department may adopt forms for the submission of claims for benefits, in which case all claims for benefits shall be filed on such forms. Upon request, the Department shall provide Participants and Beneficiaries with all such forms.
(b)    Upon receipt by the Department of a claim for benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The claimant shall be notified in writing by the Department of its decision with respect to such claim within 90 days after the receipt of a written request for benefits. If the decision is not furnished within the time specified above, the claim shall be deemed denied.
(c)    If any claim for benefits is denied, the notice shall be written in a manner calculated to be understood by the claimant and shall include:
(1)    The specific reason or reasons for the denial;
(2)    Specific references to the pertinent Plan provision(s) on which the denial is based;

(3)    A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary;
(4)    An explanation of the Plan’s claim review procedures; and
(5)    A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following denial of his appeal on review.
(d)    If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant by the Department before the end of the initial 90-day period. In no event shall such extension exceed 180 days after the receipt of the initial claim for benefits.
8.7.    Denial of Benefits — Appeal Procedure
(a)    If a claim for benefits is denied by the Department, the claimant or his duly authorized representative, at the claimant’s sole expense, may appeal the denial by filing a written request for review with the Appeals Committee within 60 days of the receipt of written notice of denial or 60 days from the date such claim is deemed to be denied. In pursuing such appeal, the claimant or his duly authorized representative may review pertinent Plan documents, and may submit issues and comments in writing.
(b)    The decision on review shall be made by the Appeals Committee within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day period, and such extension notice shall indicate the special circumstance requiring an extension of the time and the date by which the Appeals Committee expects to render a decision.
(c)    The decision on review will consider all information submitted, regardless whether such information was submitted or considered in the original decision. The decision on review shall be in writing, written in a manner calculated to be understood by the claimant, and shall include:
(1)    The specific reason or reasons for the denial;

(2)    Specific references to the pertinent Plan provision(s) on which the denial is based;
(3)    A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant to the claimant’s claim; and
(4)    A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following denial of his appeal on review.
(d)    If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review. The decision of the Appeals Committee upon review will be final and binding on all parties.
8.8.    Other Provisions relating to Claims for Benefits
For purposes of Sections 8.6 and 8.7, a document, record or other information shall be considered “relevant” to a claim if such document, record or other information:
(a)    was relied upon in making the benefit determination;
(b)    was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or
(c)    demonstrates compliance with the administrative processes and safeguards required in making the benefit determination.
8.9.    Exhaustion of Administrative Remedies; Limitations Period; Venue
(a)    No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan unless and until he has exhausted the claim appeal procedures described in the preceding Sections above. All such claims and appeals must be brought within the timeframes set forth in the Plan document or summary plan description.
(b)    If the claimant has complied with and exhausted the appropriate claims and appeals procedures under the Plan and intends to exercise his right to bring civil action under ERISA Section 502(a), he must bring such action within one (1) year following the date of the denial of his last required appeal. If the claimant does not bring such action within such one year period, he shall be barred from bringing an action under ERISA related to his claim.
(c)    All action(s) or litigation arising out of or relating to this Plan shall be commenced and prosecuted in the federal district court whose jurisdiction includes Hudson County, New Jersey. Each Participant, claimant or other person consents and submits to the personal jurisdiction over him of the federal district court whose jurisdiction includes Hudson County, New Jersey in respect of any such action(s) or litigation. Each Participant, claimant or other person consents to service of process upon him with respect to any such action(s) or litigation by registered mail, return receipt requested, and by any other means permitted by rule or law.
8.10.    Records
All acts and determinations of each Committee shall be duly recorded by the secretary thereof and all such records, together with such other documents as may be necessary in exercising its duties under the Plan, shall be preserved in the custody of such secretary. The records and documents of any such Committee shall at all times be open for inspection and for the purpose of making copies by any person designated by that Committee.

ARTICLE IX

AMENDMENT AND TERMINATION OF THE PLAN; MERGERS AND TRANSFERS
9.1.    Amendment of the Plan
(a)    The Board and the Benefits Design Committee each shall have the right at any time to amend the Plan in whole or in part, including retroactively to the extent considered necessary. Notwithstanding the preceding sentence, any officer of the Company may execute:
(1)    any technical or clarifying amendment deemed necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto or to qualify and maintain the Plan as a plan meeting the requirements of the Code or other applicable law;
(2)    any amendment adding or modifying an operational provision resulting from a corporate transaction or joint venture arrangement by an Employer (e.g., credit for prior service);
(3)    in connection with a corporate transaction or as otherwise deemed appropriate, an amendment effecting the merger of another tax-qualified defined contribution plan into this Plan;
(4)    any amendment that does not, in the consideration of the relevant officer, increase the benefits under the Plan or otherwise increase the Employers’ costs with respect to the Plan; or
(5)    an amendment as to the participation in the Plan as an Employer by any entity.
(b)    The amount of benefits which, at the later of the adoption or effective date of such amendment, shall have accrued for any Participant or Beneficiary shall not be adversely affected thereby. No such amendment shall have the effect of revesting in the Employers any part of the principal or income of the Trust Fund. No amendment may eliminate or reduce any early retirement benefit or subsidy that continues after retirement or optional form of benefit protected under Code Section 411(d)(6). Unless expressly provided for in such amendment, an amendment shall not affect the rights and obligations of any Participant who severed from employment prior to the effective date of the amendment.
9.2.    Termination of the Plan
(a)    The Company expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and the Board may terminate the Plan at any time in whole or in part. Further, each Employer reserves the right at any time to terminate the Plan as applicable to itself. If an Employer terminates or partially terminates Plan participation or permanently discontinues its contributions at any time, or if a partial termination of the Plan occurs, each Participant affected thereby shall be fully vested in his Account to the extent then funded or credited except as otherwise required or permitted by applicable Regulations. Also, the Benefits Design Committee may fully vest the Accounts of a group of Participants because they are affected by a business divestiture, layoff, reduction-in-force or other similar transaction, in which case the rules relating to partial termination referred to above shall apply, even if a true partial termination under Code Section 411(d)(3) has not occurred.
(b)    In the event of termination of the Plan by an Employer, the Benefits Administration Committee shall value the Trust Fund as of the date of termination. That portion of the Trust Fund applicable to any Employer for which the Plan has not been terminated shall be unaffected. The Accounts of Participants and Beneficiaries affected by the termination shall, at the direction of the terminating Employer, continue to be administered as part of the Trust Fund, distributed to such Participants or Beneficiaries pursuant to Section 5.6 or transferred to a qualified plan maintained by such Employer. Distributions upon Plan termination of amounts attributable to Employee Pre- Tax Contributions and amounts credited to sub-accounts subject to similar distribution restrictions shall be made only to the extent permitted by Code Section 401(k)(10).
9.3.    Merged Plans; Transferred Funds
(a)    Upon direction pursuant to authorization under Section 9.1, the Trustee may effect merger agreements or direct transfer of asset agreements with the trustees of other retirement plans described in Code Section 401(a), including any elective transfer, and to accept the direct transfer of plan assets, or to directly transfer plan assets, as a party to any such agreement, or otherwise take such steps as are appropriate to effect the merger of another tax-qualified defined contribution plan into this Plan.
(b)    In the event another defined contribution plan is or has been merged into and made a part of the Plan (a “Merged Plan”), each participant in the Merged Plan immediately prior to the merger shall become a Participant in this Plan on the date of the merger, but shall be an active Participant only if he is then an Eligible Employee and has satisfied the eligibility requirements of Section 2.1. In no event shall a Participant’s vested interest in his Account attributable to amounts transferred (which may be maintained for recordkeeping purposes in one or more “Merged Plan Sub-Accounts”) to the Plan from the Merged Plan upon and immediately after the merger be less (except as a result of applicable investment losses, fees, withdrawals or distributions) than his vested interest in such amounts under the Merged Plan immediately prior to the merger, and such transfer, merger or consolidation (to the extent required by law) may not otherwise result in the elimination or reduction of any Section 411(d)(6) protected benefits of such Participant except to the extent permitted under Regulations §§1.401(a)-4 and 1.411(d)-4, or violation of any of the distribution restrictions of Section 5.12 or other restrictions applicable to them under such other plan. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service, if any, credited for eligibility and vesting purposes under the Merged Plan as of the merger shall be included as Eligibility Service and Years of Vesting Service under the Plan. Special provisions, if any, applicable to a Participant’s Merged Plan Sub-Account(s) shall be specifically reflected in an Appendix hereto.
(c)    The provisions of Section 9.3(b) also apply to a plan that merged into the Plan before January 1, 2016.
(d)    Notwithstanding any provision in this Plan to the contrary, no contribution by or on behalf of any Participant shall be made under this Plan with respect to any period for which any contribution is made by or on behalf of him under a Merged Plan.
(e)    (1)    With the consent of the Benefits Administration Committee , amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax- qualified plans under Code Section 401(a), provided that: (A) the plan from which such funds are transferred permits the transfer to be made and (B) the transfer will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employers. As directed by the Department, the amounts so transferred shall be established as a separate sub-account.
(2)    Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any Section 411(d)(6) protected benefit, as described in Section 9.3(b), under the transferor plan except to the extent permitted under Regulations §§1.401(a)-4 and 1.411(d)-4.

ARTICLE X

PROVISIONS RELATIVE TO EMPLOYERS
INCLUDED IN PLAN
10.1.    Participation in the Plan by an Affiliate
(a)    With the consent of the Benefits Design Committee, any Affiliate may adopt the Plan for the benefit of its Employees. An Affiliate that has adopted the Plan may, at any time, terminate its participation in the Plan. An Affiliate, which has not terminated its participation in the Plan, shall be listed in Appendix A.
(b)    By becoming an Employer, such an Affiliate agrees that:
(1)    the provisions of this Plan including, but not limited to, this Article X and any amendments hereto shall control with respect to the duties, rights and benefits under the Plan of the Employer’s Employees and their Beneficiaries;
(2)    the Board, each Committee, the Department, Benefits Design Committee and any other Plan representative are its agents to exercise on its behalf all the powers and authority conferred, respectively, upon the applicable committee and the Department under the Plan. This delegation of authority to act as such agents shall continue until the Plan is terminated as to such Employer;
(3)    the Trustee shall commingle, hold and invest as one Trust Fund all contributions made by the Employers, as well as all increments thereof;
(4)    any expenses of the Plan which are to be paid by the Employers shall be paid by each Employer in the same ratio that the total amount standing to the credit of all Participants employed by such Employer bears to the total amount standing to the credit of all Participants, or in such other manner as may be determined by the Benefits Administration Committee;
(5)    it will be bound by all interpretations, determinations and actions taken by any Committee and the Department, and all actions taken by the Board, directly or through the Benefits Design Committee, as settlor of the Plan;
(6)    it will perform such other acts including, but not limited to, payment of such amounts into the Plan to be allocated to Employees of the Employer as the

Department deems necessary in order to maintain the Plan’s compliance with applicable law; and
(7)    it will, as provided in Section 8.5, jointly and severally indemnify and hold harmless each member of the Board, any Committee, the Benefits Design Committee and any other employees of an Employer or an Affiliate to whom any fiduciary or other responsibility with respect to the Plan is allocated (delegated or assumed); and Participants and Beneficiaries of the Plan, as well as their respective successors and assigns, against any cause of action, loss, liability, damage, cost, or expense of any nature whatsoever (including, but not limited to, attorney’s fees and costs, whether or not suit is brought, as well as IRS plan disqualifications, other sanctions or compliance fees or Department of Labor fiduciary breach sanctions and penalties) arising out of or relating to the Employer’s noncompliance with any of the Plan’s terms or requirements; any intentional or negligent act or omission the Employer commits with regard to the Plan; and any omission or provision of incorrect information by the Employer with regard to the Plan which causes the Plan to fail to satisfy the requirements of a tax-qualified plan.
(c)    If an Employee is transferred between Employers, accumulated vesting and eligibility service shall be carried with the Employee involved. No such transfer shall effect a severance from employment hereunder, and the Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer from which the Employee was transferred. An Employee’s transfer of employment from an Employer to an Affiliate that is not an Employer also shall not effect a severance from employment hereunder.
(d)    Contributions made by any Employer generally shall be treated as Employer Contributions made by the Company or the Employer for purposes of interpretation of the Plan. Forfeitures arising from those Employer Contributions shall be used for the benefit of all Participants.
10.2.    Participation in the Plan by other Organizations
(a)    An organization that is not an Affiliate may, with the consent of the Benefits Design Committee, adopt the Plan. Any unaffiliated organization that becomes an Employer under the Plan shall promptly deliver to the Benefits Administration Committee a copy of the resolutions or other documents evidencing its adoption of the Plan, which resolutions shall include the same undertakings as required of an Affiliate under Section 10.1.
(b)    If any Employer is not an Affiliate, then the Plan shall be considered a multiple employer plan as described in Code Section 413(c). Nothing in this Article X shall be treated as modifying the definition of “Employer” stated in Article I. For example, a controlled group of corporations that is unrelated to any Affiliate may adopt the Plan, but that group shall be treated as one Employer to the extent required by the Plan and applicable Regulations.
10.3.    Service and Termination of Service
An Employee’s service under the Plan includes all service with any and all Employers during the period such entities were Employers. An Employee who terminates employment with one Employer and immediately commences employment with another Employer has not: terminated employment, had a severance from employment, incurred a Severance from Service Date or had a separation from service.

ARTICLE XI

TOP HEAVY PROVISIONS
11.1.    Determination of Top Heavy Status
(a)    The Plan will be considered a “Top Heavy Plan” for any Plan Year if as of the Determination Date: (1) the value of the Accounts of Participants who are Key Employees as of such Determination Date exceeds 60% of the value of the Accounts (but excluding catch-up contributions under Code Section 414(v) and earnings thereon) of all Participants as of such Determination Date, excluding former Key Employees (the “60% Test”); or (2) the Plan is part of a Required Aggregation Group which is Top Heavy. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group that is not Top Heavy.
(b)    For purposes of the 60% Test:
(1)    all distributions made from Accounts within the one-year period ending on the Determination Date (or, in the case of a distribution made for a reason other than severance from employment, death or disability, within the five-year period ending on the Determination Date) shall be taken into account;
(2)    if a Participant is a non-Key Employee with respect to the Plan for the Plan Year in question, but he was a Key Employee with respect to the Plan for any prior Plan Year, his Account shall not be considered; and
(3)    if a Participant has not performed any service for an Employer at any time during the one-year period ending on the Determination Date, his Account shall not be considered.
11.2.    Minimum Allocations
Notwithstanding Sections 4.5 and 4.6, for any Plan Year during which the Plan is a Top Heavy Plan, the rate of Employer Matching Contributions and Discretionary Contributions (collectively) for such Plan Year allocated to the Accounts of Participants who are non-Key Employees and who remain employed by the Employer (or any Affiliate) at the end of the Plan Year (regardless of any such Participant’s hours of service or level of compensation during the Plan Year) shall not be less than the lesser of:

(a)    three percent (3%) of such non-Key Employee’s Section 415 Compensation, as limited under Code Section 401(a)(17) as adjusted; or
(b)    the highest aggregate percentage of Section 415 Compensation, as limited under Code Section 401(a)(17) as adjusted, at which Employer Matching Contributions, Employer Discretionary Contributions and Employee Contributions are made (or required to be made) and allocated under Article IV for any Key Employee for the Plan Year.
If a Participant is covered by more than one defined contribution plan on account of his employment with the Employer or any Affiliate, the minimum allocation required by this Section shall be determined by aggregating the allocations under all such plans.
11.3.    Impact on Minimum Benefits where Employer Maintains Both Defined Benefit and Defined Contribution Plans
If the Employer (or any Affiliate) maintains a defined benefit plan in addition to this defined contribution plan, both of which are Top-Heavy, then:
(a)    in the case of eligible non-Key Employees covered only by the defined benefit plan, the minimum benefit under the defined benefit plan shall be provided; and
(b)    in the case of an eligible non-Key Employee not covered by the defined benefit plan but covered under a defined contribution plan, or covered by both plans, a minimum allocation of five percent (5%) of such non-Key Employee’s Section 415 Compensation shall be provided. If a Participant is covered by more than one defined contribution plan on account of his employment with the Employer and/or any Affiliate, the minimum allocation required by this Section shall be determined by aggregating the allocations under all such defined contribution plans.
11.4.    Impact on Vesting
(a)    If the Plan is top-heavy in any Plan Year, then notwithstanding anything contained in the Plan to the contrary, each Participant with an Hour of Service after the Plan becomes top- heavy shall be vested in the portion of his Account attributable to Employer contributions (to the extent such portion is not then fully vested and nonforfeitable) as determined under the following table:

Years of Vesting Service	Vested Percentage
Less than 3	0%
3 or more	100%

(b)    A Participant’s vested percentage in his Account shall not be less than that determined as of the last day of the most recent top-heavy Plan Year. Further, if the Plan at any time has been top heavy and then ceases being top-heavy, the vested percentage in the Account of a Participant who has at least three (3) Years of Vesting Service (determined as of the last day of the most recent top-heavy year) shall not be less than what it would be if the Plan had not ceased being top-heavy.
11.5.    Requirements Not Applicable
The requirements of this Article shall not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Sections 401(k)(12) or 401(k)(13), and matching contributions with respect to which the requirements of Code Sections 401(m)(11) or 401(m)(12) are met.
11.6.    Top-Heavy Definitions
Determination Date – With respect to any Plan Year, the last day of the preceding Plan Year.
Key Employee – An Employee or former Employee who at any time during the Plan Year containing the Determination Date is or was: (1) an officer of the Employer having annual Section 415 Compensation for such Plan Year which is in excess of $170,000 (as adjusted pursuant to Code Section 416(i)(1)(A)), but in no event shall the number of officers taken into account as Key Employees exceed the lesser of: (A) 50 or (B) the greater of 3 or 10% of all employees; (2) a 5% owner of the Employer; or (3) a 1% owner of the Employer who has annual Section 415 Compensation of more than $150,000. For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of Code Sections 414(b), (c) and (m) apply. Beneficiaries of a Key Employee are considered Key Employees, and inherited benefits will retain the character of the benefits of the Employee who performed services for the Employer. The identification of Key Employees will be made in accordance with Code Section 416(i)(1).

Non-Key Employee – Any Employee who is not a Key Employee, or who is a former Key Employee. A Beneficiary of a Non-Key Employee is treated as a Non-Key Employee, but only if the Beneficiary is neither a Key Employee nor a Beneficiary of a Key Employee.
Permissive Aggregation Group – Each employee pension benefit plan maintained by the Employer (or an Affiliate) which is considered part of the Required Aggregation Group, plus one or more other employee pension benefit plans maintained by the Employer (or an Affiliate) that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.
Required Aggregation Group – Each employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which a Key Employee participates in the Plan Year containing the Determination Date, and each other employee pension benefit plan maintained by the Employer (or any Affiliate), whether or not terminated, in which no Key Employee participates but which during that period enables an employee pension benefit plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

ARTICLE XII

MISCELLANEOUS
12.1.    Governing Law
Except as preempted by federal law, the Plan shall be construed, regulated and administered according to the laws of the state of New Jersey (without regard to its conflict of laws provisions).
12.2.    Construction
The headings and subheadings in the Plan (other than in Article I) have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction, the masculine shall include the feminine or neuter and the singular the plural, and vice versa.
12.3.    Participant’s Rights; Acquittance
Neither the establishment of the Plan and the Trust Fund nor any modification thereof, nor the creation of any fund or account nor the payment of any benefits, will give, or be construed as giving, to any Participant, Beneficiary or other person any legal or equitable right against an Employer or Affiliate, or any director, officer or employee thereof, or, except as provided herein, the Trustee, other than to the extent provided under ERISA and other applicable law. An Employer or Affiliate expressly reserves its right to discipline, discharge, layoff or terminate the association of any Employee with the Employer or Affiliate at any time to the same extent as if the Plan had never gone into effect irrespective of the effect of such action upon his rights hereunder, and such action will not create any claim against the Employer or an Affiliate or against the Trust Fund for any payment except to the extent specifically provided herein. The Employer shall not be liable for the payment of any benefit provided for herein, and all benefits hereunder shall be payable only from the Fund. No Participant, Beneficiary or other person will have any right whatever to inspect for any purpose any book or record of the Employer or Affiliate other than any document as to which ERISA grants inspection rights, and the furnishing to such Participant, Beneficiary or other person by the Benefits Administration Committee of any information or statement with respect to matters appearing in, or which may be based upon, any such book or record will be final, binding and conclusive upon such Participant, Beneficiary or other person.
12.4.    Spendthrift Clause
Except as provided by a QDRO and except pursuant to certain judgments and settlements under ERISA Section 206(d)(4) or as may be required pursuant to the Code or the Mandatory Victims Restitution Act of 1996, none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of a Participant or a Beneficiary hereunder or to any legal process by any creditor of a Participant or Beneficiary. Neither a Participant nor a Beneficiary shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan.
12.5.    Mistake of Fact
Notwithstanding anything herein to the contrary, upon the Employer’s request, an Employer Contribution which was made by a mistake of fact, or conditioned upon the deductibility of the Employer Contribution under Code Section 404, may be returned to the Employer by the Trustee within one (1) year after the payment of the Employer Contribution or the disallowance of the deduction (to the extent disallowed), whichever is later. For purposes of the preceding sentence, all Employer Contributions shall be conditioned on their deductibility under Code Section 404. Except as this Plan may otherwise provide, any Employer Contribution so returned shall be adjusted to reflect its proportionate share of any Trust Fund gain or loss if, and to the extent, allowable under applicable Regulations. Notwithstanding any provision of this Plan to the contrary, the right or claim of any Participant or Beneficiary to any asset of the Trust Fund or to any benefit under the Plan shall be subject to, and limited by, the provisions of this Section.
12.6.    Recovery of Overpayment
If the Plan makes an overpayment, the Plan has the right, as elected by the Benefits Administration Committee, at any time to:
(a)    recover that overpayment from the person to whom it was made;
(b)    offset the amount of that overpayment from any subsequent payment(s); or

(c)    a combination of both.
The Plan shall be considered to have established an equitable lien by agreement with the person to whom such overpayment was made. Such payee shall, upon request, execute and deliver such instruments and papers as may be required, and shall do whatever else is necessary, to secure such rights of recovery to the Plan.
12.7.    Plan Corrections
In addition to the actions contemplated under Sections 3.11 and 5.12(c), the Benefits Administration Committee or the Department, in conjunction with the Employers, may undertake such correction of Plan errors as it deems necessary including, but not limited to, correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a possible fiduciary breach under ERISA. Without limiting its authority under the prior sentence, the Benefits Administration Committee may undertake correction of Plan document, operational, demographic and Employer eligibility failures under a method described in the Plan or permissible under the EPCRS or any successor thereto. The Benefits Administration Committee or the Department also may undertake or assist the appropriate Plan fiduciary or Plan official in undertaking correction of a possible fiduciary breach including, but not limited to, correction under the U.S. Department of Labor Voluntary Fiduciary Correction Program or any successor thereto. To correct an operational error, the Trustee may be required to distribute from the Plan (or deduct from Accounts) Pre-Tax Contributions or vested Employer Matching Contributions, including earnings or losses thereon, where such amounts result from an operational error other than a failure of Code Sections 402(g) or 415, or a failure of the ADP or ACP Tests.
12.8.    Consent to Plan Terms
An Eligible Employee, upon becoming a Participant, and any other person, upon becoming a Beneficiary or an alternate payee, is deemed conclusively for all purposes hereof to have consented to the terms and conditions of the Plan and to be bound thereby.
12.9.    Facility of Payment; Uncashed Checks; Recipients Who Cannot Be Located
(a)    If the Department finds that any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of physical, mental or legal incompetence, the Department, in its sole discretion, may cause any payment due to such individual to be paid to the person deemed by the Department to be maintaining or responsible for the maintenance of such individual. Any such payment will be deemed a payment for the account of such individual and will constitute a complete discharge of the Plan and the Trust Fund of any liability for such payment.
(b)    If an individual dies before receiving all the payments to be made or before cashing any or all of the checks representing such payment or payments, such payment(s) will be made to his Beneficiary or, if there is no Beneficiary, as provided in Section 2.3(a).
(c)    If the Trustee is unable to make payment to a Participant or other person to whom a payment is due under the Plan because it cannot ascertain his identity or whereabouts after reasonable efforts have been made to identify or locate him (including a notice of the payment so due mailed to his last known address as shown on the records of the Employer) or because a check issued to him has remained uncashed for at least 90 days, the amount so distributable (or distributed) shall be treated in accordance with the Plan’s then-current “outstanding check reduction automated process” regarding “stale-dated” checks (in the former situation, acting as if a check had in fact been issued).
12.10.    Income Tax Withholding
Amounts shall be withheld from any payment due under this Plan as required to conform with applicable income tax laws.
12.11.    Writings and Electronic Communications
All notices and other communications with respect to the Plan, including signatures relating to such documents, may be executed and stored on paper, electronically or in another medium. Any documentation executed or stored electronically shall comply with the Electronic Signatures Act. To the extent permitted under applicable Regulations, the Department and the Plan’s recordkeeper may use telephonic or electronic media to satisfy any notice requirements of this Plan. In addition, to the extent permitted under applicable Regulations, a Participant’s consent to immediate distribution may be provided through telephonic or electronic means. To the extent permitted under applicable Regulations, the Department and the Plan’s recordkeeper also may use telephonic or electronic media to conduct Plan transactions such as enrolling Participants, making or changing salary reduction elections, electing or changing investment allocations, applying for Plan loans and other transactions.

ARTICLE XIII

ADOPTION OF THE PLAN
Anything herein to the contrary notwithstanding, this amended and restated Plan is adopted and maintained under the conditions that it is deemed qualified by the Internal Revenue Service under Code Sections 401(a) and 401(k), and that the Trust hereunder is exempt under Code Section 501(a).
As evidence of its adoption of the Plan, the Company has caused this instrument to be signed by its authorized officer this December 19, 2023, effective as of September 14, 2023 except as otherwise provided herein or as required by law.
QUEST DIAGNOSTICS CLINICAL LABORATORIES, INC.

By: /s/ Cecilia K. McKenney
Title: SVP and Chief Human Resources Officer

APPENDIX A
PARTICIPATING EMPLOYERS
The names (and jurisdictions of organization) of Employers participating in the Plan as of January 1, 2021, in the Plan are:
MEMBERS OF THE QUEST CONTROLLED GROUP

American Medical Laboratories, Incorporated (DE)
Athena Diagnostics, Inc. (DE)
Blueprint Genetics Inc. (DE)
Diagnostic Reference Services, Inc. (MD)
ExamOne LLC (DE)
ExamOne World Wide, Inc. (PA)
ExamOne World Wide of NJ, Inc. (NJ)
LabOne, LLC (MO)
LabOne of Ohio, Inc. (DE)
Mid America Clinical Laboratories, LLC (IN)*
Quest HealthConnect, LLC (CA)
Nomad Massachusetts, Inc. (MA)
Pathology Building Partnership (MD)
PhenoPath Laboratories, PLLC (WA)
Quest Diagnostics Clinical Laboratories, Inc. (DE)
Quest Diagnostics Domestic Holder LLC (DE)
Quest Diagnostics Holdings Incorporated (DE)
Quest Diagnostics Incorporated (DE)
Quest Diagnostics Incorporated (MD)

Quest Diagnostics Terracotta LLC (DE)
Quest Diagnostics Ventures, LLC (DE)
Reprosource Fertility Diagnostics, Inc. (MA)
Specialty Laboratories, Inc. (CA)
Quest Diagnostics Health & Wellness, LLC (DE)
Unilab Corporation (DE)
AmeriPath Cincinnati, Inc. (OH)
AmeriPath Cleveland, Inc. (OH)
AmeriPath Consolidated Labs, Inc. (FL)
AmeriPath Florida, LLC (DE)
AmeriPath Hospital Services Florida, LLC (DE)
AmeriPath, Inc. (DE)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Kentucky, Inc. (KY)
AmeriPath Lubbock 5.01(a) Corporation (TX)
AmeriPath New York, LLC (DE)
AmeriPath Texas Inc. (TX)
AmeriPath Tucson, Inc. (AZ)

Quest Diagnostics Incorporated (NV)	Clearpoint Diagnostic Laboratories, LLC (TX)
Quest Diagnostics Infectious Disease, Inc. (DE)	Cleveland Heartlab, Inc. (DE)
Quest Diagnostics International LLC (DE)	Colorado Pathology Consultants, P.C. (CO)
Quest Diagnostics Investments LLC (DE)	Consolidated DermPath, Inc. (DE)
A-1

Quest Diagnostics LLC (CT)	Dermatopathology of Wisconsin, S.C. (WI)
Quest Diagnostics LLC (IL) Quest Diagnostics LLC (MA)	DFW 5.01(a) Corporation (TX)
Quest Diagnostics Massachusetts LLC (MA)	Diagnostic Pathology Services, Inc. (OK)
Quest Diagnostics Nichols Institute (CA)	Institute for Dermatopathology, P.C. (PA)
Quest Diagnostics Nichols Institute, Inc. (VA)	Kailash B. Sharma, M.D., Inc. (GA)
Quest Diagnostics of Pennsylvania Inc. (DE)	Kilpatrick Pathology, P.A. (NC)
Quest Diagnostics Receivables Inc. (DE)	Med Fusion, LLC (TX)
Quest Diagnostics TB, LLC (DE)	Nuclear Medicine and Pathology Associates (GA)
Ocmulgee Medical Pathology Association, Inc. (GA)

EMPLOYERS THAT ARE NOT MEMBERS OF THE QUEST CONTROLLED GROUP
Desert Pathology Medical Group, Inc. (CA) Associated Pathologists, Chartered (NV) Diagnostic Laboratory of Oklahoma LLC (OK) DGXWMT JV, LLC (DE) Quest Diagnostics Venture LLC (PA)

*    The vesting service as of January 1, 2021, of a Participant who was a participant in the Mid America Clinical Laboratories Retirement Savings Plan on January 1, 2021, shall be equal to the total period of time commencing on such Participant’s Benefit Service Date, as communicated to the Company by Mid America Clinical Laboratories, LLC, which amount shall be final and conclusive as to the number of years of vesting service to which such Participant was entitled as of January 1, 2021.
A-2

APPENDIX B
PRE-2016 PLAN AND MERGED PLANS: SPECIAL RULES AND PROTECTED BENEFITS
For purposes of Appendices B, C and D, the following definitions apply:
Merged Plan. – The Advance Medical Plan, the AML-East Plan, the AML-West Plan, the AMP Plan, the CBCLS Plan, the Celera Plan, the CDS Plan, the Converge Plan, the CPF Pension Plan, the CPF Savings Plan, the Damon Plan, the DeYor Plan, the Focus Plan, the HemoCue Plan, the LabOne (k) Plan, the LabOne Pension Plan, the LabPortal Plan, the Maryland Medical Laboratory Plan, the MedPlus Plan, the MetWest Plan, the Nichols Institute Plan, the Quest Employee Stock Ownership Plan, the Podiatric Pathology Laboratories Plan, the Solstas Plan, the Statlab Plan, the Summit Plan and the Unilab Plan, either individually or collectively as the case may be.
Merger Date – The date as of which a Merged Plan was merged into this Plan. The Merger Date for each Merged Plan is set forth in a table at the end of this Appendix.
The following provisions supplement the corresponding Sections of Articles V and VI. Corresponding provisions relating to the AMP Plan are contained in Appendix C.
5.3    Death Before Severance from Employment
If a Participant whose Account includes a QJSA Portion dies with his surviving spouse as Beneficiary, the QJSA Portion shall be paid by purchase of an annuity contract providing for annuity payments for the spouse’s lifetime, unless the spouse elects to receive the QJSA Portion in a lump sum or in installments under Section 5.6. Subject to Section 5.8(c), payments shall commence at a time designated by the spouse, but in no event earlier than a date that falls as soon as administratively feasible following the Participant’s date of death.
5.5    Severance from Employment
(b)    (1)    A Participant shall at all times be 100% vested in each portion of his Account attributable to the Plan as in effect prior to 2016 or a Merged Plan other than his Prior ESOP Employer Stock Sub-Account, his Prior ESOP Employer Contributions Sub-Account, his AML-East or AML-West Prior Employer Match Sub-Account, his prior Focus Plan Match Sub-Account, his Prior Unilab Employer Contribution Sub-Account, his Prior LabOne Money Purchase Sub-Account, his Prior LabOne Employer Match Sub-Account, his prior Employer Five-Year Sub- Account, his Prior Employer Six-Year Money Purchase Sub-Account, his Prior Employer Six-Year Sub-Account, his Celera Plan Match Sub-Account, his Converge Plan employer nonelective contributions sub-account, his Converge Plan employer matching contributions sub-account (unless he was a participant in the Converge Plan hired before January 1, 2011), his Solstas Plan employer nonelective and pre-2011 and post-2012 matching contributions sub-accounts, his Carilion Plan Transfer Nonelective Account sub-account, his Medex Transfer Matching Account sub-account, his Medex Transfer Nonelective Account sub-account and his Summit Plan employer matching and nonelective contributions sub-account.
(2)    A Participant has a vested interest in the following percentage of his Prior ESOP Employer Stock Sub-Account (if any), taking into account only Years of Vesting Service credited for periods of employment on or after December 31, 1996:

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 2	0%
2 or more	100%

Notwithstanding the preceding, (i) a Participant who was an active Employee or who was on an authorized leave of absence as of August 16, 1999 automatically shall be 100% vested in his Prior ESOP Employer Stock Sub- Account; and (ii) a Participant who terminated employment prior to August 16, 1999 with fewer than two Years of Vesting Service (taking into account only Years of Vesting Service credited for periods of employment on or after December 31, 1996), and who subsequently returns as an Employee after August 16, 1999 prior to incurring five (5) consecutive One-Year Periods of Severance beginning immediately after the date his employment terminated, automatically shall become 100% vested in his Prior ESOP Employer Stock Sub-Account as of the date of his reemployment.
(3)    A Participant has a vested interest in the following percentage of his Prior ESOP Employer Contributions Sub-Account (if any), taking into account all Years of Vesting Service:

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%

(4)    An AML-East Plan Participant or an AML-West Plan Participant has a vested interest in the following percentage of his Prior Employer Match Sub- Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	25%
2	50%
3 or more	100%

(5)    A Unilab Plan Participant has a vested interest in the following percentage of his Prior Unilab Employer Contribution Sub-Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	10%
2	20%
3	50%
4 or more	100%

(6)    A LabOne (k) Plan Participant has a vested interest in the following percentage of his Prior LabOne Employer Match Sub Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%

(7)    A LabOne Pension Plan Participant has a vested interest in the following percentage of his Prior LabOne Money Purchase Plan Sub-Account:

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 5	0%
5 or more	100%

(8)    A Participant has a vested interest in the following percentage of his Prior Focus Plan Match Sub-Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(9)    A Participant has a vested interest in the following percentage of his Prior Employer Five-Year Sub-Account (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(10)    A Participant has a vested interest in the following percentage of his Prior Employer Six-Year Money Purchase and Prior Employer Six-Year Sub-Accounts (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0-1	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(11)    A Participant has a vested interest in the following percentage of his Celera Plan matching contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	25%
2	50%
3	75%
4 or more	100%

A Participant whose Celera BHL Plan matching contributions (if any) were transferred to the Celera Plan as of January 1, 2009 has a 100% vested interest in those matching contributions.
Notwithstanding the preceding, a Participant shall be 100% vested in his Celera Plan matching contributions (if any) upon termination of employment after (A) his attainment of age 59½ (which was the Normal Retirement Age under the Celera Plan); (B) his attainment of age 55 and completion of at least 5 Years of Service (which was the Early Retirement Age under the Celera Plan); or (C) he has become Totally and Permanently Disabled (which for this purpose includes being so determined by a physician approved by his Employer in lieu of being so determined under the federal Social Security Act or his Employer’s long-term disability plan (if any)) .
(12)    Notwithstanding the preceding, a Participant shall be 100% vested in his Celera Plan sub-accounts upon his attainment of age 59½.
(13)    A Participant in the Converge Plan has a vested interest in the following percentage of his Converge Plan employer nonelective contributions (if any); this schedule also applies to Converge Plan employer matching contributions (if any) of Participants hired on or after January 1, 2011:

YEARS OF VESTING SERVICE	VESTED INTEREST
0	0%
1	33%
2	66%
3 or more	100%

A Participant in the Converge Plan hired before January 1, 2011 is fully (100%) vested in his Converge Plan employer matching contributions (if any).
(14)    A Participant in the Solstas Plan has a vested interest in the following percentage of his Solstas Plan post-2012 employer matching contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%

(15)    A Participant in the Solstas Plan has a vested interest in the following percentage of his Solstas Plan employer nonelective and pre-2011 matching contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

(16)    A Participant in the Solstas Plan has a vested interest in certain sub- accounts arising from plans that merged into the Solstas Plan as follows:
(i)    The following vesting schedule applies to the: (1) Carilion Plan Transfer Nonelective Account; (2) Medex Transfer Matching Account; and (3) Medex Transfer Nonelective Account if such former Medex Employee has an Hour of Service after January 1, 2007.

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%

(ii)    The following vesting schedule applies to the Medex Transfer Nonelective Account of a former Medex Employee who does not have an Hour of Service after January 1, 2007.

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 5	0%
5 or more	100%

(iii)    To the extent applicable, a Participant shall be fully (100%) vested in his: (1) Medex Highlands Transfer Account; (2) DLI Plan Account; (3) Carilion Plan Transfer Matching Account; (4) Oracle Diagnostic Laboratories, Inc. Transfer Account; (5) Hayes Clinical Laboratory Transfer Account; and (6) prior money purchase pension plan contributions under the Solstas Plan.

(17)    A Participant in the Summit Plan has a vested interest in the following percentage of his Summit Plan employer matching and nonelective contributions (if any):

YEARS OF VESTING SERVICE	VESTED INTEREST
Less than 3	0%
3 or more	100%

(18)    Vesting provisions applicable to the AMP Plan are contained in Appendix C.
(h)    (1)    If a Participant’s employment terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction in-force under Section 5.5(a) at a time when he has no vested interest in his Prior ESOP Employer Stock Sub-Account and/or his Prior ESOP Employer Contributions Sub-Account, the Benefits Administration Committee nonetheless shall treat him as if he had received a distribution of his Prior ESOP Employer Stock Sub-Account and/or his Prior ESOP Employer Contributions Sub-Account on the date his employment terminated and shall forfeit his entire Prior ESOP Employer Stock Sub-Account and/or his entire Prior ESOP Employer Contributions Sub-Account as soon as administratively feasible after the date his employment terminated. If the former Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance beginning immediately after the date his employment terminated, his Prior ESOP Employer Stock Sub-Account and/or his Prior ESOP Employer Contributions Sub-Account, determined as of the date of forfeiture, shall be fully restored to him as soon as administratively feasible after his reemployment. In such case, these Sub-Accounts shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Sub-Accounts, the Employer shall make a special contribution to the extent necessary so that his Sub-Accounts are fully restored.
(2)    If the employment of an AML-East Plan Participant or an AML-West Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Prior Employer Match Sub-Account, then the

Benefits Administration Committee shall follow the procedure set forth in clause (i) or that set forth in clause (ii) below, as appropriate:
(i)    (A)    If the Participant had no vested interest in his Prior Employer Match Sub-Account at the time of his termination of employment, the Benefits Administration Committee nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Prior Employer Match Sub Account as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, his Prior Employer Match Sub-Account, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.
(B)    If the Participant had a 25% or 50% vested interest in his Prior Employer Match Sub-Account at the time of his termination of employment and if he receives a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Employer Match Sub- Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Prior Employer Match Sub-Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    A Participant’s Prior Employer Match Sub Account shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Prior Employer Match Sub-Account, the

Employer shall make a special contribution to the extent necessary so that the Participant’s Prior Employer Match Sub-Account is fully restored.
(ii)    If the Participant had a 25% or 50% vested interest in his Prior Employer Match Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Employer Match Sub- Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.
(3)    If the employment of a Unilab Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Prior Unilab Employer Contribution Sub-Account, then the Benefits Administration Committee shall follow the procedure set forth below in clause (i) or clause (ii), as appropriate:
(i)    (A)    If the Participant had no vested interest in his Prior Unilab Employer Contribution Sub-Account at the time of his termination of employment, the Benefits Administration Committee nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Prior Unilab Employer Contribution Sub-Account as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, his Prior Unilab Employer Contribution Sub-Account, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.
(B)    If the Participant is partially vested in his Prior Unilab Employer Contribution Sub-Account at the time of his termination of employment and if he receives a distribution of his vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Unilab Employer Contribution Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Prior Unilab Employer Contribution Sub Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    A Participant’s Prior Unilab Employer Contribution Sub Account shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Prior Unilab Employer Contribution Sub-Account, the Employer shall make a special contribution to the extent necessary so that the Participant’s Prior Unilab Employer Contribution Sub-Account is fully restored.
(ii)    If the Participant is partially vested in his Prior Unilab Employer Contribution Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Unilab Employer Contribution Sub-Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.
(4)    If the employment of a Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(a) at a time when he is not fully vested in his Prior Focus Plan Match Sub-Account (if any), then the Benefits Administration Committee shall follow the procedure set forth below in clause (i) or clause (ii), as appropriate:
(i)    If the Participant had no vested interest in his Prior Focus Plan Match Sub-Account at the time of his termination of employment, the Benefits Administration Committee nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Prior Focus Plan Match Sub- Account as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, his Prior Focus Plan Match Sub-Account, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.
(ii)    (A)    If the Participant is partially vested in his Prior Focus Plan Match Sub-Account at the time of his termination of employment and if he receives a distribution of his vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Focus Plan Match Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Prior Focus Plan Match Sub-Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(B)    A Participant’s Prior Focus Plan Match Sub-Account shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Prior Focus Plan Match Sub-Account, the Employer shall make a special contribution to the extent necessary so that the Participant’s Prior Focus Plan Match Sub-Account is fully restored.
(iii)    If the Participant is partially vested in his Prior Focus Plan Match Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Prior Focus Plan Match Sub-Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.
(5)    If the employment of a Converge Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Converge Plan employer nonelective contributions or employer matching contributions (for post-2010 hires) Sub-Accounts, then the Benefits Administration Committee shall follow the procedure set forth in clause (i) or that set forth in clause (ii) below, as appropriate:
(i)    (A)    If the Participant had no vested interest in such Converge Plan Sub-Accounts at the time of his termination of employment, the Benefits Administration Committee nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire interest in such Converge Plan Sub-Accounts as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance, such Converge Plan Sub-Accounts, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.
(B)    If the Participant had a 33% or 66% vested interest in such Converge Plan Sub-Accounts at the time of his termination of employment and if he receives a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of such Converge Plan Sub- Accounts shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then such Converge Plan Sub-Accounts, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    The Converge Plan Sub-Accounts of such a Participant shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Converge Plan Sub- Accounts, the Employer shall make a special contribution to the extent necessary so that the Converge Plan Sub-Accounts of such Participant are fully restored.
(ii)    If the Participant had a 33% or 66% vested interest in such Converge Plan Sub-Accounts at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of such Converge Plan Sub-Accounts shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.
(6)    If a Participant’s employment terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction in-force under Section 5.5(a) at a time when he has no vested interest in his Carilion Plan Transfer Nonelective, Medex Transfer Matching, Medex Transfer Nonelective, Summit Plan employer matching contributions or Summit Plan nonelective contributions Sub-Accounts (as the case may be), the Benefits Administration Committee nonetheless shall treat him as if he had received a distribution of the relevant Sub-Accounts on the date his employment terminated and shall forfeit his entire interest in such Sub-Accounts as soon as administratively feasible after the date his employment terminated. If the former Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance beginning immediately after the date his employment terminated, his interest in such Sub-Accounts, determined as of the date of forfeiture, shall be fully restored to him as soon as administratively feasible after his reemployment. In such case, the Sub-Accounts shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Sub-Accounts, the

Employer shall make a special contribution to the extent necessary so that his Sub-Accounts are fully restored.
(7)    If the employment of a Solstas Plan Participant terminates for any reason other than retirement under Section 5.1, disability under Section 5.2, death under Section 5.3 or reduction-in-force under Section 5.5(b)(1) at a time when he is not fully vested in his Solstas Plan employer nonelective and pre-2011 or post- 2012 matching contributions Sub-Accounts, then the Benefits Administration Committee shall follow the procedure set forth in clause (i) or that set forth in clause (i) below, as appropriate:
(i)    (A) If the Participant had no vested interest in his Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Account at the time of his termination of employment, the Benefits Administration Committee nonetheless shall treat him as if he had received a distribution on the date his employment terminated and shall forfeit his entire Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts as soon as administratively feasible after the date his employment terminated. If such a Participant returns as an Employee prior to incurring five (5) consecutive One- Year Periods of Severance, his Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub-Accounts, determined as of the date of his deemed distribution, shall be fully restored to him as soon as administratively feasible after his reemployment.
(B)    If the Participant is partially vested in his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account at the time of his termination of employment and if he receives a distribution of his vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account shall be forfeited as soon as administratively feasible after the date of distribution. If such a Participant returns as an Employee prior to incurring five (5) consecutive One-Year Periods of Severance and if he repays the full amount of the distribution paid to him by reason of his termination of employment no later than the fifth anniversary of the date of his reemployment, then his Solstas Plan employer nonelective and pre- 2011 matching contributions Sub Account, determined as of the date of the distribution of his vested interest, shall be fully restored to him as soon as administratively feasible after such repayment is made.
(C)    A Participant’s Solstas Plan employer nonelective and pre- 2011 or post-2012 matching contributions Sub-Accounts shall be restored first out of forfeitures for such Plan Year and, if such forfeitures are insufficient to restore such Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub- Accounts, the Employer shall make a special contribution to the extent necessary so that the Participant’s Solstas Plan employer nonelective and pre-2011 or post-2012 matching contributions Sub- Accounts are fully restored.
(ii)    If the Participant is partially vested in his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account at the time of his termination of employment and if he does not receive a distribution of such vested interest before he incurs five (5) consecutive One-Year Periods of Severance, the remaining portion of his Solstas Plan employer nonelective and pre-2011 matching contributions Sub-Account shall be forfeited as soon as administratively feasible after five (5) consecutive One-Year Periods of Severance have been incurred.
6.3    Non-Hardship Withdrawals
(a)    An AML-East Plan Participant shall be allowed to make up to two withdrawals from his Employee After-Tax Sub-Account in any 12-month period.
(b)    In addition to the withdrawals available under Section 6.3, a MedPlus Plan Participant, a LabPortal Plan Participant, an AML-East Plan Participant, an AML-West Plan Participant, a Unilab Plan Participant or a LabOne 401(k) Plan Participant shall be allowed to withdraw all or part of the value of his Prior Plan Rollover Sub-Account for any reason. Similarly, a Converge Plan Participant or a Summit Plan Participant shall be allowed to withdraw all or part of the value of his Converge Plan or Summit Plan, respectively, Rollover Sub-Account for any reason.
(c)    Notwithstanding any other provision of Section 6.3, in no event may a Participant be allowed to make a withdrawal from his money purchase pension plan sub-account prior to attaining age 59-½ or incurring a Severance from Service Date.
(c)    A Participant may make an in-service withdrawal from his Celera Plan or Hayes Clinical Laboratories sub-accounts if he is determined to be Totally and Permanently Disabled.

MERGER DATES
The Merger Date for each Merged Plan is set forth below:

NAME OF MERGED PLAN	MERGER DATE
Advance Medical & Research Center, Inc. Retirement Plan	May 1, 1990
Continental Bio Clinical Laboratory Service, Inc. Profit Sharing and Retirement Savings Plan	January 1, 1992
Statlab, Inc. Retirement Plan	March 1, 1993
CPF/MetPath Savings and Retirement Plan	July 1, 1993
Clinical Pathology Facility, Inc. Pension Plan	July 1, 1993
DeYor Laboratories 401(k) Profit Sharing Plan and Trust	January 1, 1994
The Profit Sharing Plan and Trust Agreement for Employees of MetWest Inc.	April 1, 1994
Damon Corporation Pension Plan	January 1, 1994 to June 1, 1994*
Maryland Medical Laboratory, Inc. 401(k) Profit Sharing Plan and Trust	January 1, 1995
Nichols Institute 401(k) Plan	January 1, 1995
Podiatric Pathology Laboratories, Inc. Profit Sharing Plan	January 1, 1995
MedPlus, Inc. 401(k) Plan	January 2, 2002
LabPortal, Inc. 401(k) Plan	July 1, 2002
Quest Diagnostics Incorporated Employee Stock Ownership Plan	October 1, 2002
AML-East 401(k) Plan	January 3, 2003
APL Healthcare Group Inc. Profit Sharing and 401(k) Plan {a/k/a AML-West Plan}	January 3, 2003
Clinical Diagnostics Services 401(k) Plan	June 2, 2003
Unilab 401(k) Plan	January 2, 2004
LabOne, Inc. Profit Sharing 401(k) Plan	March 1, 2007
LabOne, Inc. Money Purchase Pension Plan	March 1, 2007
Focus Diagnostics, Inc. Profit Sharing and 401(k) Plan	March 13, 2008
HemoCue, Inc. 401(k) Profit Sharing Plan	July 14, 2009
Celera 401(k) Plan	May 31, 2012
Solstas Lab Partners Group, LLC 401(k) Savings Plan	February 17, 2015
Converge Diagnostic Services 401(k) Profit Sharing Plan Trust	February 27, 2015
Summit Health, Inc. 401(k) Plan	November 30,
2015
The 401(k) Savings Plan of Quest Diagnostics Incorporated {a/k/a AMP Plan}	December 31, 2015
*    There are several different Merger Dates for Participants who were former participants in the Damon Corporation Pension Plan, depending on the Damon Corporation entity with which such former participant was employed before transferring to an Employer:

NAME OF DAMON CORPORATION ENTITY	MERGER DATE
American Health Resources, Inc.	January 1, 1994
Damon Clinical Laboratories, Inc. (FL)	January 1, 1994
Damon Clinical Laboratories, Inc. (MA) – Connecticut locations	January 1, 1994
Damon Clinical Laboratories, Inc. (PA)	January 1, 1994
Damon Clinical Laboratories, Inc. (TX) – Kansas and Missouri locations	January 1, 1994
Damon Corporation	January 1, 1994
Health Care Laboratories, Inc.	January 1, 1994
Damon Clinical Laboratories, an Illinois general partnership	March 1, 1994
Damon Clinical Laboratories, Inc. (AZ)*	April 1, 1994
Damon Clinical Laboratories, Inc. (TX) – All locations other than Kansas and Missouri*	April 1, 1994
Damon Clinical Laboratories – Houston, Inc.*	April 1, 1994
New York Damon Clinical Laboratories, Inc.	April 1, 1994
Damon Clinical Laboratories, Inc. (MA) – All locations other than Connecticut**	May 1, 1994
Damon Clinical Laboratories – Pittsburgh, Inc.	June 1, 1994

*    As of January 1, 1994, individuals who had been employed with these entities became employees of MetWest Inc., but continued to participate in the Damon Plan through March 31, 1994.
** As of January 1, 1994, individuals who had been employed with this entity became employees of MetPath New England Inc., but continued to participate in the Damon Plan through April 30, 1994.
E.    PRE-2014 SERVICE UNDER CONVERGE PLAN
Definitions. The following definitions applied to the Converge Plan and may need to be referenced in the current administration of the Plan.
Hour of Service – Prior to January 1, 2014:
(1)    each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours to be credited to the Employee for the computation period in which the duties are performed);
(2)    each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Regulation §2530.200b-2, incorporated herein by reference); and
(3)    each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours to be credited to the Employee for the computation period(s) to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made).
The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).
Notwithstanding the above: (a) no more than 501 Hours of Service were required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (b) an hour for which an Employee was directly or indirectly paid, or entitled to payment, on account of a period during which no duties were performed is not required to be credited to the Employee if such payment was made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.
For purposes of this definition, a payment is deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
A period of Qualified Military Service shall be included with Hours of Service to the extent it has not already been credited. For purposes of crediting Hours of Service during a period of Qualified Military Service, an Hour of Service shall be credited for each hour such Employee would normally have been scheduled to work for the Employer or an Affiliate during such period. Notwithstanding the preceding provisions of this definition, if an Employer does not maintain records that accurately reflect actual Hours of Service creditable to an Employee hereunder, such Employee will be credited with 45 Hours of Service for each week he performs at least one Hour of Service.
For purposes of this definition, Hours of Service will be credited for employment with nonparticipating Affiliates for eligibility and vesting purposes. The provisions of Regulation §§2530.200b-2(b) and (c) are incorporated herein by reference.
One-Year Break in Service – Prior to January 1, 2014:
(1)    A 12-consecutive month computation period (as defined under the definition of a Year of Vesting Service) in which the Employee does not complete at least 501 Hours of Service.
(2)    Any period of unpaid leave pursuant to the Family and Medical Leave Act of 1993 or certain circumstances related to the Qualified Military Service of a family member shall not be treated or counted toward a One-Year Break in Service.
(3)    Solely for determining whether a One-Year Break in Service has occurred in a computation period for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons or for Qualified Military Service will receive credit for the Hours of Service which would otherwise have been credited to such individual. In the event these hours cannot be determined, eight (8) Hours of Service per day will be used. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (a) by reason of the pregnancy of the individual; (b) by reason of the birth of a child of the individual; (c) by reason of the placement of a child with the individual in connection with the adoption of the child by such individual; or (d) for purposes of caring for the child for a period beginning immediately following such birth or placement. However, in no event will the hours treated as Hours of Service under this paragraph by reason of any absence from work for maternity or paternity reasons exceed 501 hours. The Hours of Service credited under this paragraph will be credited: (i) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period; or (ii) in all other cases, in the following computation period.

Conversion of Service. The following rules apply to the conversion from an hours of service method to an elapsed time method that became effective on January 1, 2014, and may need to be referenced in the current administration of the Plan:
(1)    The Converge Plan determined Vesting Service under an Hours of Service counting methodology. If a Participant was participating in the Converge Plan during the
Plan Year beginning January 1, 2013, had at least 1,000 Hours of Service for vesting purposes during the Plan Year beginning January 1, 2013 and also had a Year of Vesting Service (under the elapsed time method) with respect to the year beginning on the anniversary of his Employment Commencement Date occurring in 2014, such Participant shall be credited with two Years of Vesting Service for the period from January 1, 2013 through the anniversary of his Employment Commencement Date occurring in 2014.
(2)    The Converge Plan determined Eligibility Service under an Hours of Service counting methodology. If an Employee under the Converge Plan had at least 1,000 Hours of Service for eligibility purposes during the Plan Year beginning January 1, 2013 and also had 12 months Service (under the elapsed time method) with respect to the year beginning on the anniversary of his Employment Commencement Date occurring in 2014, such Participant shall be credited with 24 months of Eligibility Service for the period from January 1, 2013 through the anniversary of his Employment Commencement Date occurring in 2014.

APPENDIX C
PRE-2009 AMP PLAN, AMP PLAN AND AMP MERGED PLANS: SPECIAL RULES AND PROTECTED BENEFITS
A.    PRE-2009 AMP PLAN
(a)    Rules regarding the crediting of service under The 401(k) Savings Plan of Quest Diagnostics Incorporated (the “AMP Plan”) as in effect through December 31, 2008, and the conversion which occurred as of January 1, 2009 from an hour-of-service-based service crediting method under the AMP Plan as in effect through December 31, 2008 to an elapsed-time-based service crediting method under the AMP Plan, can be found in subsection C below.
(b)    A Participant in the AMP Plan as in effect through December 31, 2008 has a vested percentage in the balance of Matching Contributions (and earnings or losses thereon) made to his Account under the AMP Plan with respect to Plan Years before 2009 determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

(c)    Participants in the AMP Plan as in effect through December 31, 2008 will become 100% vested in their pre-2009 AMP Plan Account if they are employed by Quest Diagnostics or an Affiliate when they attain age 59½.
(d)    Participants in the AMP Plan as in effect through December 31, 2008 may elect at any time to withdraw all or part of the portion of their rollover contributions sub-account that was established prior to 2009 under the AMP Plan.
B.    AMP MERGED PLANS AND MERGER DATES
For purposes of this Appendix C, the following definitions apply:
AMP Merged Plan. – The Anatomic Pathology Associates Plan, the Chappell-Joyce Plan, the Jill A. Cohen, M.D., P.C. Plan, the Pathology Affiliated Services Plan, the Pathology

Associates, P.C. Plan, the Pathology Associates, P.S.C. Plan, and the Specialty Laboratories Plan, either individually or collectively as the case may be.
Merger Date – The date as of which an AMP Merged Plan was merged into the AMP Plan. The Merger Date for each AMP Merged Plan is set forth in the table below.

NAME OF AMP MERGED PLAN	MERGER DATE
Chappell-Joyce Pathology Association, P.A. Profit Sharing Plan	January 1, 2001
Pathology Associates, P.S.C. Retirement Plan	January 1, 2002
Reference Pathology Services Profit Sharing 401(k) Plan	January 1, 2003
Anatomic Pathology Associates Retirement Savings Plan	January 1, 2005
Pathology Associates, P.C. Incentive Savings Plan	May 1, 2005
Specialty Laboratories, Inc. 401(k) Profit Sharing Plan	January 1, 2007
Jill A. Cohen, M.D., P.C. 401(k) Profit Sharing Plan and Trust	March 1, 2007
Pathology Affiliated Services, Inc. Employees’ 401(k) Profit Sharing Plan and Trust	February 22, 2010

C.    GRANDFATHERED PROVISIONS
The following provisions supplement the corresponding Sections of Articles V and VI:
Each Eligible Employee who was eligible to participate in an AMP Merged Plan (as listed above) immediately prior to the respective effective date (the “Merger Date”) (as listed above) of the merger of such AMP Merged Plan into the AMP Plan was eligible to participate in the AMP Plan on and after that Merger Date. A Participant’s vested interest in his Account attributable to amounts transferred into the AMP Plan from an AMP Merged Plan on and after the respective Merger Date will not be less, as a result of such merger, than his vested interest in his account under the AMP Merged Plan immediately prior to the respective Merger Date.
If an AMP Merged Plan determined Eligibility Service or Vesting Service, respectively, under an hours counting methodology, then Eligibility Service or Vesting Service, respectively, shall be determined under rules promulgated by the Benefits Administration Committee applied in a uniform and nondiscriminatory manner, and to the extent permitted by applicable law, but not less than that determined under the methodology, hours counting or elapsed time, whichever results in the greater Eligibility Service or Vesting Service, respectively.
The Employee Contributions sub-account of a Participant who was a participant in an AMP Merged Plan that contained a qualified cash or deferred arrangement also shall hold any amount transferred to the AMP Plan from such AMP Merged Plan representing the balance of such Participant’s pre-tax contribution account under such AMP Merged Plan and the investment experience, expenses, distributions and withdrawals attributable to such account.
Notwithstanding any other provision of the Plan to the contrary, the following shall apply with respect to benefits accrued by Participants who were participants in the AMP Merged Plans listed below:
1)    Definitions for Purposes of Appendix C
(a)    “Early Retirement Date” means, with respect to a former participant in the Jill A. Cohen, M.D., P.C. Plan, the later of age 55 or the date he completes ten (10) years of service.
(b)    “Prior Company Contributions” means the prior company contributions attributable to assets transferred to the AMP Plan from the Anatomic Pathology Associates Plan.
(c)    “Prior Employer Discretionary Contributions” means the prior Employer Discretionary Contributions attributable to assets transferred to the AMP Plan from the Pathology Associates, P.C. Plan.
(d)    “Prior Employer Matching Contributions” means the prior Employer Matching Contributions attributable to assets transferred to the AMP Plan from the Pathology Affiliated Services Plan.
(e)    “Prior Safe Harbor Nonelective Contribution” means any safe harbor nonelective employer contribution which was made under the Jill A. Cohen, M.D., P.C. Plan and transferred to the AMP Plan.
(f)    “Prior Specialty Laboratories Contribution” means any matching or employer nonelective contribution which was made under the terms of the Specialty Laboratories Plan and transferred to the AMP Plan.
2)    Vesting in Employer Contributions
(a)    A former participant in the Jill A. Cohen, M.D., P.C. Plan at all times shall have a 100% vested percentage in his Prior Employer Safe Harbor Nonelective Contributions.
(b)    A former participant in the Anatomic Pathology Associates Plan at all times shall have a 100% vested interest in his Prior Company Contributions.

(c)    A former participant in the Pathology Affiliated Services Plan or the Pathology Associates, P.C. Plan shall have his vested interest in his Prior Employer Discretionary Contributions or his Prior Employer Matching Contributions, respectively, determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 2 years	0%
2 but less than 3 years	20%
3 but less than 4 years	40%
4 but less than 5 years	60%
5 but less than 6 years	80%
6 or more years	100%

(d)    A former participant in the Specialty Laboratories Plan who had completed three (3) or more years of vesting service under such plan as of December 31, 2006 and who enrolled in the AMP Plan on or after January 1, 2007, at all times shall have a 100% vested interest in his Prior Specialty Laboratories Contributions.
(e)    Subject to the foregoing paragraph (d), a former participant in the Specialty Laboratories, Inc. 401(k) Profit Sharing Plan, who had not completed three (3) or more years of vesting service under such plan as of December 31, 2006 or who had completed three (3) or more years of vesting service under such plan as of December 31, 2006, but does not enroll in the AMP Plan or this Plan on or after January 1, 2007, shall have his vested interest in his Prior Specialty Laboratories Contributions determined in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

The provisions of Section 5.5 in the main text apply to Employer Discretionary Contributions (if any) made after 2008 under the AMP Plan.

(g)    Notwithstanding the foregoing, if a Participant is employed by an Employer or an Affiliate on his Normal Retirement Date, his Early Retirement Date (applicable only to former participants in the Jill A. Cohen, M.D., P.C. Plan), the date of determination of his Total and Permanent Disability or the date he dies, he shall be 100% vested in his Prior Employer Discretionary Contributions and his Prior Employer Matching Contributions respectively.
(h)    Notwithstanding the preceding, a Participant shall be 100% vested in his entire AMP Plan Account after his attainment of age 65.
D.    OTHER SUB-ACCOUNTS
A Participant in this Plan also may have additional sub-accounts including, but not limited to, the preceding and those listed in Appendix D. All benefits, rights and features that are required to be preserved with respect to such sub-accounts under Code Section 411(d)(6) shall be preserved including, but not limited to, rights to in-service withdrawals, rights to annuity or other optional forms of distribution and the requirement, where applicable, of spousal consent to distributions, loans or in-service withdrawals.

APPENDIX D
SUB-ACCOUNTS FROM PRE-2016 PLAN AND MERGED PLANS, AND SUB-ACCOUNTS TRANSFERRED FROM THE AMP PLAN
A.    The Sub-Accounts maintained with respect to Participants who participated in a Merged Plan (other than the AMP Plan, addressed in B. below) or in the Plan as in effect before 2016 (unless aggregated with another Sub-Account having the same characteristics and privileges) include, but are not limited to, the following:
(a)    Advance Medical Plan Sub-Account;
(b)    AML-East Plan Sub-Account;
(c)    AML-West Plan Sub-Account;
(d)    CBCLS Employer Contribution Sub-Account;
(e)    CDS Plan Sub-Account;
(f)    Celera Plan BHL Match Sub-Account
(g)    Celera Plan Match Sub-Account
(h)    Prior Plan Roth Sub-Account
(i)    Corning Stock Fund Sub-Account;
(j)    Covance Stock Fund Sub-Account;
(k)    CPF Money Purchase Pension Plan Sub-Account;
(l)    CPF Pension Plan Sub-Account;
(m)    CPF Savings Plan Sub-Account;
(n)    Damon Plan Sub-Account;
(o)    DeYor Plan Sub-Account;
(p)    Employee After-Tax Sub-Account;
(q)    Employee Pre-Tax Catch-Up Sub-Account;
(r)    Employee Regular Pre-Tax Sub-Account;
(s)    Employer Matching Sub-Account;
(t)    Quest Stock Matching Sub-Account;
(u)    ESOP Diversification Sub-Account;
(v)    LabOne (k) Plan Sub-Account;
(w)    LabOne Pension Plan Sub-Account;
(x)    LabPortal Plan Sub-Account;
(y)    Maryland Medical Laboratory Plan Sub-Account;
(z)    MedPlus Plan Sub-Account;
(aa)    MetWest Plan Sub-Account;
(bb)    Money Purchase Pension Plan Sub-Account;

(cc)    Nichols Institute Plan Sub-Account;
(dd)    Partnership Sub-Account;
(ee)    Podiatric Pathology Laboratories Plan Sub-Account;
(ff)    Post-1999 Cash Match Sub-Account;
(gg)    Post-1999 Stock Match Sub-Account;
(hh)    Pre-1999 Cash Match Sub-Account;
(ii)    Pre-1999 Stock Match Sub-Account;
(jj)    Prior Employer Match Sub-Account;
(kk)    Prior ESOP Employer Contributions Sub-Account;
(ll)    Prior ESOP Quest Stock Sub-Account;
(mm)Prior Focus Plan Match Sub-Account;
(nn)    Prior LabOne Money Purchase Pension Plan Sub-Account;
(oo)    Prior LabOne Employer Match Sub-Account;
(pp)    Prior Plan Employer Contribution Sub-Account;
(qq)    Prior Plan Employer Qualified Sub-Account;
(rr)    Prior Plan Rollover Sub-Account;
(ss)    Prior Profit Sharing Sub-Account;
(tt)    Prior Unilab Employer Contribution Sub-Account;
(uu)    Qualified Nonelective Contribution Sub-Account;
(vv)    Rollover Sub-Account;
(ww)    Statlab Plan Sub-Account;
(xx)    Unilab Plan Sub-Account;
(yy)    Vested Employer Stock Dividend Sub-Account;
(zz)    Vested Money Purchase Pension Plan Dividend Sub-Account;
(aaa)    Converge Plan employer nonelective and employer matching (post-2010 hires) Sub-Account;
(bbb)    Solstas Plan employer nonelective and pre-2011 matching contributions Sub- Account;
(ccc)    Solstas Plan 2011 and 2012 employer matching contributions Sub-Account;
(ddd)    Solstas Plan post-2012 employer matching contributions Sub-Account;
(eee)    Carilion Plan Transfer Nonelective Sub-Account;
(fff)    Medex Transfer Matching Sub-Account;
(ggg)    Medex Transfer Nonelective Sub-Account if such former Medex Employee has an Hour of Service after January 1, 2007;
(hhh)    Medex Transfer Nonelective Sub-Account if such former Medex Employee does not have an Hour of Service after January 1, 2007;
(iii)    Medex Highlands Transfer Sub-Account;

(jjj)    DLI Plan Sub-Account;
(kkk)    Carilion Plan Transfer Matching Sub-Account;
(lll)    Oracle Diagnostic Laboratories, Inc. Transfer Sub-Account;
(mmm) Hayes Clinical Laboratory Transfer Sub-Account;
(nnn)    Prior money purchase pension plan contributions under the Solstas Plan Sub-
Account; and
(ooo)    Summit Plan employer matching and nonelective contributions Sub-Account.
B.    In the case of a pre-2016 participant in the AMP Plan, all applicable sub-accounts of such individual under the AMP Plan, including those arising from an AMP Merged Plan or the AMP Plan as in effect through December 31, 2008, generally will continue to be maintained under this Plan unless aggregated with another sub-account having the same characteristics and privileges. In addition to the Sub-Accounts listed above, such sub-accounts may include, but are not limited to, the following:
(aaaa) Prior Company Contributions Sub-Account;
(bbbb) Prior Employer Discretionary Contributions Sub-Account;
(cccc) Prior Employer Matching Contributions Sub-Account;
(dddd) Prior Safe Harbor Nonelective Contributions Sub-Account; and
(eeee) Prior Specialty Laboratories Contribution Sub-Account.
C.    All benefits, rights and features that are required to be preserved with respect to such sub-accounts under Code Section 411(d)(6) shall be preserved following such transfer including, but not limited to, rights to in-service withdrawals, rights to annuity or other optional forms of distribution and the requirement, where applicable, of spousal consent to distributions, loans or in-service withdrawals.

APPENDIX E
CELERA PLAN AND SOLSTAS PLAN ROTH CONTRIBUTION SUB-ACCOUNTS
The following provisions apply to Roth contribution sub-accounts under a plan that merged into the Celera 401(k) Plan, which merged into the Plan as of May 31, 2012 and under the Solstas Plan, which merged into the Plan as of February 17, 2015.
A.    The following definitions apply for purposes of this Appendix E:
“Designated Roth Contributions” means contributions made for the account of a participant in the Celera Plan or the Solstas Plan that were irrevocably designated by the participant as Roth contributions subject to Code Section 402A. A portion of a Celera Plan participant’s or a Solstas Plan participant’s Designated Roth Contributions may consist of Roth catch-up contributions under Code Section 414(v).
“Roth Rollover Contributions” means a direct rollover from a Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or, in the case of a contribution by a participant in the Celera Plan or the Solstas Plan and solely if made in accordance with procedures established by the Celera plan or by the Solstas Plan, as applicable, from a Roth IRA described in Code Section 408A but only to the extent the distribution from such Roth IRA was eligible for rollover to a qualified plan.
B.    Separate sub-accounts shall be maintained for each Celera Plan or Solstas Plan participant to which shall be recorded pertinent data relating to the amount of contributions made on his behalf under the plan that merged into the Celera Plan or made on his behalf under the Solstas Plan which were Designated Roth Contributions and the amount of his rollover contributions which were Roth Rollover Contributions.
C.    No “Roth conversions” were permitted under the Celera Plan or the Solstas Plan.
E-1

APPENDIX F
SURVIVOR ANNUITY DISTRIBUTION PROVISIONS
The provisions of this Appendix F apply to only a Participant (“QJSA Participant”) who has a portion of his Account attributable to the Money Purchase Pension Plan Sub-Account or his Account includes assets transferred directly, or merged, from a plan subject to Code Section 417. The annuity provisions of this Appendix F applies to the entire Account of a QJSA Participant and may be waived through a “Qualified Election” described in paragraph (c) below.
For these purposes, the following definitions apply:
Money Purchase Pension Plan Sub-Account – The portion of the Account of a Participant who was a participant in a money purchase pension plan that was a predecessor to or merged into the Plan or the AMP Plan, or that merges into this Plan.
Vested Money Purchase Pension Plan Dividend Sub-Account – Under Section 6.5(b), the portion of a Participant’s Account comprised of cash dividends received under the Quest Diagnostics Incorporated Stock Fund associated with a portion of the Participant’s Money Purchase Pension Plan Sub-Account or any other sub-account attributable to assets transferred directly, or merged, from a plan subject to Code Section 417 that is not fully vested. A Participant always has a 100% vested percentage in his Vested Money Purchase Pension Plan Dividend Sub-Account.
(a)    Automatic and Optional Annuity Requirements. If a QJSA Participant, distribution of his Account shall be made through the purchase of an annuity contract that provides for payment in one of the following annuity forms unless he elects a different form of payment available under Section 5.6:
(1)    The “automatic annuity form” for a Participant who is married on his Benefit Payment Date is a 50% Qualified Joint and Survivor Annuity.
(2)    The “optional annuity form” for a Participant who is married on his Benefit Payment Date is a 75% Qualified Joint and Survivor Annuity.
(3)    The “automatic annuity form” for a Participant who is not married on his Benefit Payment Date is a Single Life Annuity.

His election of any form of payment other than the “automatic annuity form” shall not be effective unless it is a “qualified election;” provided that consent of his spouse shall not be required if he elects the “optional annuity form” of (2) above.
(b)    Qualified Preretirement Survivor Annuity Requirements. If a married QJSA Participant dies before his Benefit Payment Date, his spouse shall receive distribution of his vested Account through the purchase of an annuity contract that provides for payment over the life of the spouse unless his spouse elects to receive distribution under another form of payment available under Section 5.6. Such QJSA Participant may designate a non-spouse Beneficiary to receive distribution of his Account only pursuant to a “qualified election” unless his spouse has previously consented to the naming of such non-spouse Beneficiary as the sole Beneficiary of his Account.
(c)    Qualified Election Procedures.
(1)    No less than seven (7) and no more than 180 days before distribution of such a Participant’s benefit commences, he and his spouse (if any) shall be given a written notice to the effect that if he is married on the date of commencement of payments, benefits will be payable in form of a 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix unless he, with the consent of his spouse, elects to the contrary prior to the commencement of payments. Spousal consent is not required for an election if the Beneficiary is not the spouse. The notice shall describe, in a manner intended to be understood by him and his spouse, the terms and conditions of the Qualified Joint and Survivor Annuity, the financial effect of the election of an optional form or to revoke such an election, and the rights of the spouse to consent to an election of an optional form. In addition, the notice shall inform him that he has 30 days to elect whether to have benefits paid in an optional form described in Section 5.6 in lieu of the automatic form provided for in paragraph (b) above.
(2)    A QJSA Participant may elect, through an Appropriate Request, to have his Account paid in a lump sum under Section 5.6 or in one of the options under subsection (d) below. His election to receive his benefit in a lump sum under Section 5.6 or in an option provided under subsection (d) may be revoked by him at any time, and any number of times, during the 180-day period ending on the day his benefit payments commence. After benefit payments have commenced, no elections or revocations of an optional method of distribution will be permitted under any circumstances.
(3)    The date payment of his benefit is to commence for a distribution in a form other than the 50% (or 75%) Qualified Joint and Survivor Annuity under this Appendix may be less than 30 days after receipt of the written notice described above if:
(A)    he has been provided with information that clearly indicates that he has at least 30 days to consider whether to waive the 50% (or 75%) Qualified Joint and Survivor Annuity, and elects (with written consent of his spouse, if necessary) another form of distribution;
(B)    he is permitted to revoke any affirmative distribution election at least until the Benefit Payment Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after he is provided the explanation of the 50% (or 75%) Qualified Joint and Survivor Annuity; and
(C)    the date payment of his benefit is to commence is a date after the date that the written notice was provided to him.
(d)    Optional Forms
(1)    An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee, utilizing the value of the vested Account of the QJSA Participant, which provides for equal monthly payments over his lifetime and which contains such other terms and provisions required under applicable Regulations.
(2)    An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee, utilizing the value of the vested portion of the QJSA Participant’s Account, which provides for equal monthly payments over his lifetime and for such monthly payments (or one-half (½) or three-quarters (¾) thereof) to be continued after his death to his Beneficiary over the lifetime of the Beneficiary. If his Beneficiary is not living at the time of his death, no additional benefit shall be payable hereunder. Such annuity contract shall contain such other terms and provisions required under applicable Regulations.

(3)    An annuity contract, purchased from an insurance company (or similar source) by the Investment Committee, utilizing the value of the vested portion of the QJSA Participant’s Account, which provides for equal monthly payments over his lifetime and in the event of his death before 120 monthly payments have been made, such payments shall be continued to his Beneficiary until the remainder of the 120 monthly payments have been made. Such annuity contract shall contain such other terms and provisions required under applicable Regulations. (This option is not available to a Beneficiary.)
(e)    Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant’s attainment of age 59-1/2, death, Total and Permanent Disability or Severance from Service Date, and prior to Plan termination, the optional form of benefit is not available with respect to any Money Purchase Pension Plan Sub-Account.
(f)    For purposes of this Appendix, the following terms have the following meanings:
(1)    “Qualified Joint and Survivor Annuity” means an immediate annuity payable at earliest retirement age under the Plan, as defined in Regulations under Code Section 401(a)(11), that is payable for the life of a Participant with a survivor annuity payable for the life of his spouse that is equal to at least 50% but no more than 100% of the amount of the annuity payable during the joint lives of him and his spouse. No survivor annuity shall be payable to his spouse under a Qualified Joint and Survivor Annuity if such spouse is not the same spouse to whom he was married on his Benefit Payment Date.
(2)    “Qualified Pre-Retirement Survivor Annuity” means an annuity payable for the life of a Participant’s surviving spouse upon his death prior to his Benefit Payment Date.
(3)    “Benefit Payment Date” means:
(A)    the first day of the first period for which an amount is payable as an annuity, as described in Code Section 417(f)(2)(A)(i);

(B)    in the case of a benefit not payable in the form of an annuity, the starting date for the Qualified Joint and Survivor Annuity that is payable under the Plan at the same time and form as the benefit that is not payable as an annuity;
(C)    in the case of an amount payable under a retroactive annuity starting date, the retroactive annuity starting date; or
(D)    the date of the purchase of an irrevocable commitment from an insurer to pay the benefits due under the Plan.

APPENDIX G
POST-2015 MERGED PLANS: SPECIAL RULES AND PROTECTED BENEFITS
A.    For purposes of this Appendix G, the following definitions apply:
Merged Plan: means a plan which has been merged into this Plan on or after January 1, 2016.
Merger Date: means the date as of which a Merged Plan merged into this Plan. The Merger Date for each Merged Plan which merged into this Plan on or after January 1, 2016 is set forth in the table below:

Name of Merged Plan	Merger Date
med fusion 401(k) Plan	January 18, 2018
MedXM 401(k) Plan	March 1, 2019
Cleveland Heartlab 401(k) Plan	May 2, 2019
ReproSource, Inc. 401(k) Retirement Plan	July 25, 2019
PhenoPath Laboratories 401(k) Plan	August 1, 2019
Mid America Clinical Laboratories 401(k) Plan	June 22, 2022
Pack Health 401K	November 1, 2022

B.    The sub-accounts maintained with respect to Participants who participated in a Merged Plan (unless aggregated with another sub-account having the same characteristics and privileges) include, but are not limited to, the following:
(a)    Prior Plan Roth Sub-Account consisting of contributions made on behalf of a Participant to a Merged Plan indicated below that the Participant irrevocably designated as Roth contributions subject to Code Section 402A, including any Roth catch-up contributions under Code Section 414(v), and any Roth rollover contributions, to the:
(1)    med fusion 401(k) Plan.
(2)    MedXM 401(k) Plan.
(3)    Cleveland Heartlab 401(k) Plan.
(4)    ReproSource, Inc. 401(k) Retirement Plan.
(5)    PhenoPath Laboratories 401(k) Plan.

(6)    Pack Health 401K.
C.    Special Provisions and Protected Benefits
(a)    med fusion 401(k) Plan
(1)    A Participant who was a med fusion 401(k) Plan participant shall be 100% vested in the sub-accounts that were transferred to this Plan upon the merger of the med fusion 401(k) Plan into this Plan.
(2)    A Participant who was a med fusion 401(k) Plan participant may make an in-service withdrawal from his med fusion 401(k) Plan sub-accounts that were transferred to this Plan upon the merger of the med fusion 401(k) Plan into this Plan if he is determined to be Totally and Permanently Disabled.
(b)    MedXM 401(k) Plan
(1)    None
(c)    Cleveland Heartlab 401(k) Plan
(1)    A Participant who was a Cleveland Heartlab 401(k) Plan participant shall be subject to a 2-year cliff vesting schedule, on an elapsed time basis, with respect to his QACA match sub-account that was transferred to this Plan upon the merger of the Cleveland Heartlab 401(k) Plan into this Plan.
(d)    ReproSource, Inc. 401(k) Retirement Plan
(1)    A Participant who was a ReproSource, Inc. 401(k) Retirement Plan participant shall be 100% vested in the sub-accounts that were transferred to this Plan upon the merger of the ReproSource, Inc. 401(k) Retirement Plan into this Plan.
(e)    PhenoPath Laboratories 401(k) Plan
(1)    A Participant who was a PhenoPath Laboratories 401(k) Plan participant, who has attained age 55 and who has completed at least five (5) years of service may make a withdrawal from his employer contribution sub-account that was transferred to this Plan upon the merger of the PhenoPath Laboratories 401(k) Plan into this Plan. Withdrawn amounts may not be repaid to the Trust Fund. Within such sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Benefits Administration Committee may determine.
(2)    A Participant who was a PhenoPath Laboratories 401(k) Plan participant and who has retired or otherwise terminated employment may make a partial withdrawal of all or any portion of his PhenoPath Laboratories 401(k) Plan sub-accounts that were transferred to this Plan upon the merger of the PhenoPath Laboratories 401(k) Plan into this Plan. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Benefits Administration Committee may determine.

Within each sub- account, withdrawals shall be charged against the separate Investment Options under such procedures as the Benefits Administration Committee may determine.
(f)    Mid America Clinical Laboratories 401(k) Plan
    (1)    None.
(g)    Pack Health 401K
(1)    A Participant who was a Pack Health 401K participant and who has retired or otherwise terminated employment may make a partial withdrawal of all or any portion of his Pack Health 401K sub-accounts that were transferred to this Plan upon the merger of the Pack Health 401K into this Plan. Withdrawn amounts may not be repaid to the Trust Fund. Withdrawals shall be charged against the available sub-accounts within the Account in such order as the Benefits Administration Committee may determine. Within each sub-account, withdrawals shall be charged against the separate Investment Options under such procedures as the Benefits Administration Committee may determine.

APPENDIX H
PARTICIPANTS TRANSFERRED FROM HACKENSACK MERIDIAN HEALTH SYSTEM
The provisions of this Appendix H shall apply to certain Participants who were formerly employees of Hackensack Meridian Health, Inc., a New Jersey not-for-profit corporation (“HMH”). Pursuant to the terms of the Laboratory Management Agreement, dated as of July 2, 2020, and as amended from time to time (the “LMA”), between Quest Diagnostic Incorporated (“QDI”) and HMH, QDI has agreed to offer to employ each person employed by HMH at one of the Laboratories listed in Exhibit A to the LMA who (i) is not subject to an active performance improvement plan, not on a final written warning , and not subject to disciplinary action for a Level 2 Gross Infraction (as defined in HMH’s policies) which had been initiated within 12 months prior to January 1, 2021, (ii) satisfies all applicable federal and state laws and regulations, including but not limited to requirements of the Clinical Laboratory Improvement Amendments of 1988, as amended, and related regulations, regarding his or her job duties, (iii) is ready, willing and able to perform the essential functions of his/her job with or without reasonable accommodation as specified in Exhibit I to the LMA; and (iv) satisfactorily completes QDI’s pre-employment screens and requirements applicable to all QDI employees in the relevant function or having similar job responsibilities. Any such person who accepts an Employer’s offer of employment, reports for duty, and begins active employment with an Employer either on January 1, 2021, or such later date as may be specified in the LMA, is herein referred to as a “Transferred Employee.”
1.    Each Transferred Employee shall be immediately eligible to participate in the Plan upon his or her date of hire by an Employer (the “Commencement Date”).
2.    The vesting service of each Transferred Employee shall equal the number of years of vesting service to which he or she is entitled under the terms of the retirement plan sponsored by HMH in which he or she is participating immediately prior to the Commencement Date (collectively the “HMH Plans”) as of the Commencement Date, plus the period of vesting service to which he or she is entitled pursuant to the terms of the Plan commencing on the Commencement Date. For purposes of the immediately preceding sentence, the number of years of vesting service communicated to QDI by HMH pursuant to Exhibit O to the LMA shall be final and conclusive as to the number of years of vesting service to which the Transferred Employee is entitled under the HMH Plans.
3.    Each Transferred Employee shall be entitled to transfer to the Plan all or any portion of his or her account in the HMH Plan if and only if the amount transferred satisfies the requirements of the Plan for a Rollover Contribution.
4.    QDI shall make (or cause the applicable Employer to make) additional Employer Contributions (“Transition Credits”) to the Accounts of certain Transferred Employees, in amounts equal to the percentage of each such Transferred Employee’s Deferral Compensation specified in the following table, for the periods described in paragraph (a) below:
H-1

Transferred Employees	Percentage of Deferral Compensation
Active participants continuing to accrue a benefit under the PMC Active Pension Plan (including union participants) or the HUMC Active Pension Plan as of December 31, 2020	2%
Participants in the Carrier Defined Contribution Plan who had an accrued benefit for 2020	2%
Former Meridian Cash Balance Plan participants eligible to receive transition credits under the HMH 401(k) Plan as of December 31, 2020	3%

Such Transition Credits shall be subject to the following provisions:
(a)    Transition Credits shall be contributed
(i)    as soon as practical following December 31, 2021, to all Transferred Employees who are employed on December 31, 2021, based on each such Transferred Employee’s Deferral Compensation paid by an Employer during the period commencing on the Transferred Employee’s Commencement Date and ending on December 31, 2021; and
(ii)    as soon as practical following June 30, 2022, to all eligible Transferred Employees who are employed on June 30, 2022, based on each such Transferred Employee’s Deferral Compensation paid by an Employer during the period commencing on January 1, 2022 and ending on June 30, 2022.
(b)    A Transferred Employee who is on approved leave of absence in accordance with QDI policy on December 31, 2021, or June 30, 2022, shall be entitled to the Transition Credit payable as of such date, but for avoidance of doubt, a Transferred Employee who has incurred a termination of employment for any reason, including without limitation death, disability, or voluntary or involuntary termination, prior to either of such dates shall not be entitled to any portion of the Transition Credit payable as of such date.
(c)    Transition Credits shall be fully vested.
5.    Any person who is hired by an Employer and who does not qualify as a Transferred Employee shall be treated as a newly hired employee, and his or her prior service with HMH shall not be taken into account for any purpose.
H-2

APPENDIX I
PARTICIPANTS TRANSFERRED FROM
NORTHERN LIGHT
The provisions of this Appendix I shall apply to certain Participants who were formerly employees of Affiliated Laboratory Inc. (d/b/a Northern Light Laboratory), a Maine corporation (“Northern Light Laboratory”), and/or Northern Light Health, a Maine nonprofit corporation. Pursuant to the terms of the Asset Purchase Agreement, dated as of December 7, 2022, and as amended from time to time (the “APA”), between Quest Diagnostics LLC (“Quest”) and Northern Light Laboratory, Quest has agreed to offer to employ each person employed by Northern Light Laboratory who is a “Transferring Employee” as defined in the APA. Any such person who accepts an Employer’s offer of employment, reports for duty and begins active employment with an Employer is a “Hired Employee” as defined in the APA. Pursuant to the terms of the Laboratory Management Agreement, executive as of December 7, 2022, and as amended from time to time (the “LMA”), between Quest Diagnostics LLC (“Quest”) and Northern Light Health, Quest has agreed to offer to employ certain individuals employed by Northern Light Health as provided in the LMA and any such person who accepts an Employer’s offer of employment, reports for duty, and begins active employment with an Employer is a “Hired Employee” as defined in the LMA. For purposes of this Appendix I, a “Hired Employee” is herein referred to as a “Transferred Employee”, and “Northern Light” means Northern Light Laboratory and/or Northern Light Health, as the case may be.
1.    Each Transferred Employee shall be immediately eligible to participate in the Plan upon his or her date of hire by an Employer (the “Commencement Date”).
2.    The vesting service of each Transferred Employee shall equal the number of years of vesting service to which he or she is entitled under the terms of the retirement plan sponsored by Northern Light in which he or she is participating immediately before the Commencement Date (collectively the “Northern Light Plans”) as of the Commencement Date, plus the period of vesting service to which he or she is entitled pursuant to the terms of the Plan commencing on the Commencement Date. For purposes of the immediately preceding sentence, the number of years of vesting service communicated to Quest by Northern Light pursuant to the APA and LMA shall be final and conclusive as to the number of years of vesting service to which the Transferred Employee is entitled under the Northern Light Plans.
3.    Each Transferred Employee shall be entitled to transfer to the Plan all or any portion of his or her account in any Northern Light Plan if and only if the amount transferred satisfies the requirements of the Plan for a Rollover Contribution.
4.    Quest shall make (or cause the applicable Employer to make) additional Employer Contributions (“Transition Credits”) to the Accounts of certain Transferred Employees, in amounts equal to the excess of:
(a)    the total employer provided benefit he or she receives under any Northern Light Plan (whether an annual credit to a cash balance plan or an employer contribution to a defined contribution plan) for that plan’s 2022 plan year; minus
(b)    the product of his or her Deferral Compensation paid by an Employer during a period commencing of the later of the Transferred Employee’s Commencement Date or January 1, 2023, times the lesser of (1) his or her deferral rate under the applicable Northern Light Plan that is a 401(k) plan as of December 1, 2022 or (2) 5%.
I-1

For the avoidance of doubt, a Transferred Employee will not receive any Transition Credits if the amount calculated under clause (b) exceeds the amount calculated under clause (a). For purposes of calculating the Transition Credits, the total employer provided benefit described in clause (a) and the deferral rate described in clause (b) shall be communicated to Quest by Northern Light, and those amounts shall be conclusive when calculating the Transition Credits to which the Transferred Employee is entitled.
5.    Transition Credits shall be subject to the following provisions:
(a)    Transition Credits shall be contributed as soon as practical following December 31, 2023, to each Transferred Employee who is either employed on December 31, 2023 or on an approved leave of absence in accordance with Quest policy on December 31, 2023. For an avoidance of doubt, a Transferred Employee who terminates employment for any reason, including without limitation death, disability, voluntary or involuntary termination, before December 31, 2023 shall not be entitled to any Transition Credits.
(b)    Transition Credits shall be fully vested.
6.    Any person who is hired by an Employer and who does not qualify as a Transferred Employee shall be treated as a newly hired employee, and his or her prior service with Northern Light shall not be taken into account for any purpose.

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